                                                                  Exhibit 4.1(a)
                             LOMAK PETROLEUM, INC.,

                       Company

                                       and

                       KEYCORP SHAREHOLDER SERVICES, INC.,

                       Trustee

                                    INDENTURE


                          Dated as of December 20, 1996


                          =============================


                                   $55,000,000

                 6% Convertible Subordinated Debentures Due 2007
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         INDENTURE dated as of December 20, 1996, between Lomak Petroleum, Inc., a Delaware corporation, and Keycorp Shareholder Services, Inc., as trustee.

         Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the registered holders of the Company's 6% Convertible Subordinated Debentures due February 1, 2007 (the "Debentures"):

                                   ARTICLE 1.

                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.1 DEFINITIONS.
------------------------

         "AFFILIATE" of a Person means (i) any other Person which, directly or indirectly, is in control of, is controlled by or is under common control with such specified Person. For the purpose of this definition, "control" of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person, whether by ownership of voting securities, by contract or otherwise, and "CONTROLLING" or "CONTROLLED" have corresponding meanings.

         "AGENT" means any Registrar, Paying Agent or Conversion Agent.

         "BOARD OF DIRECTORS" means the Board of Directors of the Company or any duly authorized committee thereof, except that, for purposes of the definitions of "CHANGE OF CONTROL," and "CONTINUING DIRECTORS," "BOARD OF DIRECTORS" means the Board of Directors of the Company.

         "BUSINESS DAY" means any day other than a Saturday, Sunday or other day on which banking institutions in the city of New York, New York are required or authorized by law or other governmental action to be closed.

         "CAPITAL STOCK" of any Person means the Common Stock or Preferred Stock of such Person. Unless otherwise stated herein or the context otherwise requires, "CAPITAL STOCK" means Capital Stock of the Company.

         "CHANGE OF CONTROL" means the occurrence of any of the following events after the date of this Indenture: (i) any Person (including, without limitation, any "person" or "group" within the meaning of Section 13(d) or 14(d) of the Exchange Act) becomes the direct or indirect beneficial owner of shares of Capital Stock representing greater than 50% of the combined voting power of all outstanding shares of Capital Stock entitled to vote in the election of directors under ordinary circumstances; (ii) the Company consolidates with or merges into any other Person and the outstanding Common Stock is changed or exchanged as a result, (iii) sale, transfer or other disposition of a majority of the assets of the Company or of the collective assets of the Company


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and the Subsidiaries, (iv) at any time Continuing Directors cease to constitute a majority of the Board of Directors then in office; or (v) on any day the Company makes any distribution of cash, Property or securities (other than regular quarterly dividends, Common Stock, Preferred Stock which is substantially equivalent to Common Stock or rights to acquire Common Stock or Preferred Stock which is substantially equivalent to the Common Stock) to holders of Common Stock, or the Company or any of its Subsidiaries purchases or otherwise acquires Common Stock, and the sum of the Fair Market Value of such cash, Property or securities distributed or Common Stock purchased on the date the same is made, plus the Fair Market Value, when made, of all other cash, Property or securities so distributed or Common Stock so purchased which have occurred during the 12-month period ending on such date, in each case expressed as a percentage of the aggregate Current Market Price of all the shares of Common Stock outstanding at the close of business on the last Trading Day prior to the date of such distribution or purchase, exceeds 50%. Notwithstanding the foregoing, "Change of Control" under clause (ii) above does not include any transaction or series of related transactions in which 85% or more of the consideration received by the Holders (assuming conversion of the Debentures immediately after such transaction) consists of common stock that is listed on a national securities exchange or approved for quotation on the Nasdaq National Market.

         "COMMON STOCK" of any Person other than the Company means the common equity (however designated), including, without limitation, common stock or partnership or membership interests of, or participations or interests in such Person (or equivalents thereof). "COMMON STOCK" of the Company means the Common Stock, par value $.01 per share, of the Company, any successor class or classes of common equity (however designated) of the Company into or for which such Common Stock may hereafter be converted, exchanged or reclassified and any class or classes of common equity (however designated) of the Company which may be distributed or issued with respect to such Common Stock or successor class of classes to holders thereof generally. Unless otherwise stated herein or the context requires otherwise, "COMMON STOCK" means Common Stock of the Company.

         "COMPANY" means Lomak Petroleum, Inc., a Delaware corporation, until a successor replaces it in accordance with the applicable provisions of this Indenture and, thereafter, "COMPANY" shall mean such successor.

         "CONTINUING DIRECTORS" means any member of the Board of Directors who
(i) is a member of the Board of Directors on the date hereof or (ii) was nominated for election or elected to the Board of Directors with the affirmative vote of at least two-thirds of such members and members of the Board of Directors who were previously so nominated or elected.

         "CURRENT MARKET PRICE" means, when used with respect to any security as of any date, the last sale price, regular way, or, in case no such sale takes place on such date, the average of the closing bid and asked prices, regular way, of such security in either case as reported for consolidated transactions on the New York Stock Exchange or, if such security is not listed or admitted to trading on the New York Stock Exchange, as reported for consolidated transactions with respect to securities listed on the principal national securities exchange on which such


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security is listed or admitted to trading or, if such security is not listed or admitted to trading on any national securities exchange, as reported on the Nasdaq National Market, or, if such security is not listed or admitted to trading on the Nasdaq National Market, as reported on the Nasdaq SmallCap Market, or if such security is not listed or admitted to trading on any national securities exchange or the Nasdaq National Market or the Nasdaq SmallCap Market, the average of the high bid and low asked prices of such security in the over-the-counter market as reported by the National Association of Securities Dealers, Inc. Automated Quotations System or such other system then in use or, if such security is not quoted by any such organization, the average of the closing bid and asked prices of such security furnished by a New York Stock Exchange member firm selected by the Company. If such security is not quoted by any such organization and no such New York Stock Exchange member firm is able to provide such prices, the Current Market Price of such security shall be the Fair Market Value thereof.

         "DEFAULT" means any event which is, or with the passage of time or the giving of notice or both would be, an Event of Default.

         "DEPOSITARY" means, with respect to the Debentures issued in global form, the Trustee and any successor entity thereto or such other Person as appointed by the Company from time to time in accordance with the provisions of this Indenture.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

         "FAIR MARKET VALUE" means, at any date as to any asset, Property or right (including, without limitation, Capital Stock of any Person, evidences of indebtedness or other securities, but excluding cash), the fair market value of such item as determined in good faith by the Board of Directors, whose determination shall be conclusive; provided, however, that such determination is described in an Officers' Certificate filed with the Trustee and that, if there is a Current Market Price for such item on such date, "FAIR MARKET VALUE" means such Current Market Price (without giving effect to the last sentence of the definition thereof).

         "GAAP" means, as of any date, generally accepted accounting principles in the United States and does not include any interpretations or regulations that have been proposed but that have not become effective.

         "HOLDER" means a Person in whose name a Debenture is registered on the Register.

         "INDENTURE" means this Indenture, as amended or supplemented from time to time.

         "INTEREST PAYMENT DATE" means February 1 and August 1 of each year, commencing February 1, 1997.

         "JUNIOR SECURITIES" means (a) shares of any and all classes of Capital Stock and (b) securities of the Company which are subordinated in right of payment to Senior Indebtedness at

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the time of issuance or delivery of such securities to substantially the same extent as, or to a greater extent than, the Debentures are so subordinated as provided in Article 11.

         "OFFICER" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, any Assistant Secretary or any Vice President of such Person.

         "OFFICERS' CERTIFICATE" means a certificate signed by two Officers, one of whom must be the Chairman of the Board, the President, the Treasurer or a Vice-President of the Company, that meets the requirements of Sections 13.3 and 13.4; provided, however, that for purposes of Section 4.8, "Officers' Certificate" means a certificate signed by the principal executive officer, principal financial officer or principal accounting officer of the Company.

         "OPINION OF COUNSEL" means a written opinion from legal counsel who is reasonably acceptable to the Trustee and that meets the requirements of Sections
13.3 and 13.4. The counsel may be an employee of or counsel to the Company or to the Trustee.

         "PERSON" means any individual, corporation, partnership, association, trust or any other entity or organization, including a government or political subdivision or any agency or instrumentality thereof.

         "PREFERRED STOCK" of any Person means the class or classes of equity, ownership or participation interests (however designated) in such Person, including, without limitation, stock, share, partnership and membership interests, which are preferred as to the payment of dividends or distributions by, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of, such Person (or equivalents thereof) over interests of any other class of interests of such Person. Unless otherwise stated herein or the context otherwise requires, "PREFERRED STOCK" means Preferred Stock of the Company.

         "PRINCIPAL" of a debt security means the principal of the security plus the premium, if any, on the security. "PRINCIPAL" shall include, with respect to the Debentures, the redemption price, if any, payable thereon.

         "PROPERTY" of any Person means any and all types of real, personal, tangible, intangible or mixed property owned by such Person whether or not included on the most recent consolidated balance sheet of such Person in accordance with GAAP.

         "REPRESENTATIVE" means the indenture trustee or other trustee, agent or representative for an issue of Senior Indebtedness.

         "SEC" means the Securities and Exchange Commission.



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

         "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

         "SENIOR INDEBTEDNESS" means the principal of (and premium, if any) and accrued interest on (a) indebtedness of the Company (including indebtedness of other Persons guaranteed by the Company), other than the Debentures, outstanding on the date of this Indenture which is (i) for money borrowed or (ii) evidenced by a note, debenture or similar instrument given in connection with the acquisition of any business, Property or assets, (b) obligations of the Company, whether outstanding on the date of this Indenture or thereafter created, incurred or assumed, as lessee under leases required to be capitalized on the balance sheet of the lessee under GAAP and leases of Property or assets made as part of any sale and leaseback transaction to which the Company is a party, (c) amendments, renewals, extensions, modifications and refundings of any such indebtedness or obligation and (d) indebtedness of the Company (including indebtedness of other Persons guaranteed by the Company) created, incurred or assumed after the date of this Indenture which is (i) for money borrowed or (ii) evidenced by a note, debenture or similar instrument (other than indebtedness which by its terms is convertible or exchangeable into Capital Stock) and amendments, renewals, extensions, modifications and refundings thereof, if the if the instrument creating or evidencing such indebtedness provides by its terms that such indebtedness is senior in right of payment to the Debentures; PROVIDED, HOWEVER, that indebtedness of the Company (including indebtedness of other Persons guaranteed by the Company) created, incurred or assumed after the date of this Indenture which is (i) for money borrowed or (ii) evidenced by a note, debenture or similar instrument and which by its terms is convertible or exchangeable into Capital Stock (including, without limitation, if issued pursuant to the terms of the Company's $2.03 Convertible Exchangeable Preferred Stock, the Company's 8.125% Convertible Subordinated Notes due 2005), and amendments, renewals, extensions, modifications and refundings thereof, will rank PARI PASSU with the Debentures, unless the instruments creating or evidencing such indebtedness provide by their terms that such indebtedness is junior in right of payment to the Debentures. "SENIOR INDEBTEDNESS" shall include any compensation owed to hourly employees of the Company in the ordinary course of business, but shall not include other indebtedness or amounts owed (except to banks or other financial institutions) for compensation to non-hourly employees, for goods or materials purchased or services utilized, in the ordinary course of business of the Company or of any other Person from whom such indebtedness or amount was assumed or for whom such indebtedness was guaranteed.

         "SUBSIDIARY" of a Person on any date means any other Person, a majority of whose Capital Stock with voting power, under ordinary circumstances, entitling holders of such Capital Stock to elect the board of directors or other governing body of such other Person, is at such date, directly or indirectly, owned by such Person and/or a Subsidiary or Subsidiaries of such Person. Unless otherwise stated herein or the context otherwise requires, "SUBSIDIARY" means a Subsidiary of the Company.

         "TIA" or "TRUST INDENTURE ACT OF 1939" means the Trust Indenture Act of 1939 (U.S. Code section section 77aaa-77bbbb) as amended and as in effect on the date of this Indenture; provided,




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however, that if the TIA is amended after such date, "TIA" or "TRUST INDENTURE
ACT OF 1939" means, to the extent required by any such amendments, the TIA as so amended.

         "TRADING DAY" means (i) if the applicable security is listed or admitted for trading on a national security exchange, a day on which such exchange is open for business, (ii) if the applicable security is quoted on the Nasdaq National Market, a day on which trades may be made thereon or (iii) if the applicable security is not so listed, admitted for trading or quoted, any Business Day.

         "TRUSTEE" means the party identified in the title of this Indenture as trustee until a successor replaces it in accordance with the applicable provisions of this Indenture and, thereafter, "TRUSTEE" means such successor.

         "TRUST OFFICER" means any officer or corporate trust officer or assistant corporate trust officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

         "U.S. GOVERNMENT OBLIGATIONS" means non-callable (i) direct obligations (or certificates representing an ownership interest in such obligations) of the United States for which its full faith and credit are pledged and (ii) obligations of a Person controlled or supervised by, and acting as an agency or instrumentality of, the United States, the payment of which is unconditionally guaranteed as a full faith and credit obligation of the United States.

SECTION 1.2 OTHER DEFINITIONS.
------------------------------

         TERM                                                                                    DEFINED IN SECTION
         ----                                                                                    ------------------
         "Agent Members"........................................................................................2.1
         "Aggregate Consideration".............................................................................10.4
         "Bankruptcy Law".......................................................................................6.1
         "Change of Control Date"...............................................................................4.6
         "Change of Control Notice".............................................................................4.6
         "Change of Control Offer"..............................................................................4.6
         "Change of Control Payment"............................................................................4.6
         "Change of Control Payment Date".......................................................................4.6
         "Code"................................................................................................10.4
         "Conversion Agent".....................................................................................2.3
         "Conversion Price"....................................................................................10.1
         "Custodian"............................................................................................6.1
         "Definitive Securities"................................................................................2.1
         "DTC".................................................................................................10.4
         "Equity Securities"...................................................................................10.4
         "Event of Default".....................................................................................6.1


                                      6
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
         "Expiration Time".....................................................................................10.4
         "Global Security"......................................................................................2.1
         "Notice of Default"....................................................................................6.1
         "Paying Agent".........................................................................................2.3
         "Purchase Agreement"...................................................................................2.1
         "Purchased Shares"....................................................................................10.4
         "Register".............................................................................................2.3
         "Registrar"............................................................................................2.3
         "Rule 144A"............................................................................................2.1
         "Significant Subsidiary"...............................................................................6.1
         "Trigger Event".......................................................................................10.4

         SECTION 1.3 INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.
         -------------------------------------------------------------

         This Indenture is subject to the mandatory provisions of the TIA, which are incorporated by reference in and made a part of this Indenture. Such provisions shall apply to this Indenture at all times, notwithstanding that at any time or from time to time this Indenture is not required to be qualified under the TIA.

         The following TIA terms used in this Indenture have the following meanings:

                     "Commission" means the SEC;

                     "indenture securities" means the Debentures;

                     "indenture security holder" means a Holder;

                     "indenture to be qualified" means this Indenture;

                     "indenture trustee" or "institutional trustee" means the Trustee; and

                     "obligor" on the Debentures means the Company and any successor obligor on the Debentures.

         All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA and not otherwise defined herein have the meanings so assigned to them.

SECTION 1.4 RULES OF CONSTRUCTION.
----------------------------------

         Unless the context otherwise requires or unless otherwise stated herein:

                     (1)   a term has the meaning assigned to it;


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

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                     (2)   an accounting term not otherwise defined has the
                           meaning assigned to it in accordance with GAAP;

                     (3)   "or" is not exclusive;

                     (4) words in the singular include the plural, and in the plural include the singular;

                     (5) references to sections of or rules under the Securities Act, the Exchange Act or the TIA shall be deemed to include substitute, replacement or successor sections or rules;

                     (6) references to Sections or Articles mean Sections or Articles of this Indenture; and

                     (7) solely for purposes of this Indenture and the Debentures, a determination, approval or other action by the Board of Directors shall not be deemed to have been made, given or taken unless it is set forth in a written resolution or resolutions (or comparable written instrument) duly adopted thereby.

                                   ARTICLE 2.

                                 THE DEBENTURES

SECTION 2.1 FORM AND DATING.
----------------------------

         The Debentures and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A which is hereby incorporated in and expressly made a part of this Indenture. The Debentures may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). Each Debenture shall be dated the date of its authentication. The terms of the Debentures set forth in Exhibit A are part of the terms of this Indenture. The Debentures are general unsecured obligations of the Company limited to $55,000,000 in the aggregate principal amount, subject to Section 2.7.

         (a) GLOBAL SECURITIES. The Debentures are being offered and sold by the Company pursuant to a Purchase Agreement, dated concurrently herewith, among the Company, Forum Capital Markets L.P., McDonald & Company Securities, Inc. and Morgan Keegan & Company, Inc. (the "Purchase Agreement").

         Debentures offered and sold to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act "Rule 144A") in reliance on Rule 144A as provided in the Purchase


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



Agreement, shall be issued initially in the form of one or more permanent global securities in definitive, fully registered form without interest coupons and with the Global Securities Legend and, unless removed in accordance with Section 2.6(g), the Restricted Securities Legend set forth in Exhibit A hereto (each, a "Global Security"), which shall be deposited on behalf of the purchasers of the Debentures represented thereby with the Trustee, at its New York office, as custodian for the Depositary, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee as hereinafter provided.

         (b) BOOK-ENTRY PROVISIONS. This Section 2.1(b) shall apply only to any Global Security deposited with or on behalf of the Depositary.

         The Company shall execute and the Trustee shall, in accordance with this Section 2.1(b), authenticate and deliver initially one or more Global Securities that (i) shall be registered in the name of the Depositary for such Global Security or Global Securities or the nominee of the Depositary and (ii) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary's instructions or held by the Trustee as custodian for the Depositary.

         Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary or by the Trustee as the custodian of the Depositary or under such Global Security, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of the Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Security.

         (c) CERTIFICATED SECURITIES. Except as provided in Section 2.10, owners of beneficial interests in Global Securities will not be entitled to receive physical delivery of certificated Debentures. Debentures offered and sold to Persons who are not "qualified institutional buyers" shall be issued in certificated Debentures in definitive, fully registered form without interest coupons, with the Restricted Securities Legend and, if such Person is an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or
(7) under the Securities Act), the Institutional Accredited Investor Legend, but without the Schedule of Exchanges of Global Security for Definitive Securities, set forth in Exhibit A hereto ("Definitive Securities"); provided, however, that upon transfer of such Definitive Securities to a "qualified institutional buyer," such Definitive Securities will, unless the Global Security has previously been exchanged, be exchanged for an interest in a Global Security pursuant to the provisions of Section 2.6.

         After a transfer of any Debentures during the period of the effectiveness of a registration statement under the Securities Act with respect to the Debentures, all requirements pertaining to legends on such Debentures will cease to apply, the requirements requiring any such Debentures issued to certain Holders be issued in global form will cease to apply, and a certificated Debenture without legends will be available to the transferee of the Holder of such Debentures upon exchange of such transferring Holder's certificated Debentures or directions to transfer such Holder's interest in the Global Security, as applicable.


SECTION 2.2 EXECUTION AND AUTHENTICATION.
-----------------------------------------

         Two Officers shall sign the Debentures for the Company by manual or facsimile signature. The Company's seal shall be reproduced on the Debentures and may be in facsimile form.

         Any Debenture bearing the manual or facsimile signature of an individual shall be valid notwithstanding that such individual ceased to be an Officer prior to authentication of the Debenture or ceased to hold the office of Company ascribed to such individual on the Debenture.

         A Debenture shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Debenture has been authenticated under this Indenture.

         The Trustee shall authenticate Debentures for original issue up to the aggregate principal amount stated in Paragraph 4 of the Debentures, upon delivery of (i) a written order of the Company signed by an Officer directing the Trustee to authenticate the Debentures and (ii) an Officers' Certificate certifying that all conditions precedent to the issuance of the Debentures contained herein have been complied with. The aggregate principal amount of Debentures outstanding at any time may not exceed such amount, except as provided in Section 2.7.

         The Trustee may appoint an authenticating agent upon the approval and at the expense of the Company to authenticate Debentures. Unless limited by the terms of such appointment, an authenticating agent shall be authorized to authenticate Debentures at such times and upon such conditions as the Trustee is so authorized. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.

SECTION 2.3 REGISTRAR, PAYING AGENT AND CONVERSION AGENT.

         The Company shall maintain in the City of New York, New York an office or agency where Debentures may be presented for registration of transfer or for exchange (the "REGISTRAR"), an office or agency where Debentures may be presented for payment (the "PAYING AGENT") and an office or agency where the Debentures may be presented for conversion (the "CONVERSION AGENT"). The Registrar shall keep a register of the Debentures (the "REGISTER") and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more

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

additional paying agents upon the reasonable approval of the other Registrar or Registrars or Paying Agent or Paying Agents, as the case may be, and at the expense of the Company. The term "REGISTRAR" includes any co-registrar or co-registrars and the term "PAYING AGENT" includes any additional paying agent or paying agents. The Company may change any Paying Agent, Conversion Agent or Registrar without notice to any Holder. The Company shall promptly notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. The Company or any Subsidiary may act as Paying Agent (except for purposes specified in Sections 2.8 and 4.1), Conversion Agent or Registrar. If the Company fails to appoint or maintain itself or another Person as Registrar, Conversion Agent or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.7.

         The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any such Agent.

         The Company initially appoints the office of the Trustee at 127 Public Square, 15th Floor, Cleveland, Ohio, 44114-1306, and through it the offices of its agent, Society Trust Company of New York, 5 Hanover Square, 10th Floor, New York, New York 10004, as the offices or agencies for each of the purposes designated in this Section 2.3 to act as Registrar, Paying Agent and Conversion Agent with respect to the Debentures.

SECTION 2.4 PAYING AGENT TO HOLD MONEY IN TRUST.
------------------------------------------------

         The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of Principal or repurchase price, if any, of or interest on the Debentures, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee and account for any money disbursed by it. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and account for any money disbursed by it. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary of the Company) shall have no further liability for the money delivered to the Trustee. If the Company or an Affiliate of the Company acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Debentures.

SECTION 2.5 HOLDER LISTS.
-------------------------

         The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the



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

Company shall furnish to the Trustee at least ten Business Days before each Interest Payment Date, and at such other times as the Trustee may request in writing within five Business Days after such request, a list in such form and as of such date as the Trustee may reasonably require, and upon which the Trustee may conclusively rely, of the names and addresses of, and principal amount of Debentures held by, the Holders.

SECTION 2.6 TRANSFER AND EXCHANGE.
----------------------------------

         (a) TRANSFER AND EXCHANGE OF DEFINITIVE SECURITIES. When Definitive Securities are presented to the Registrar with the request:

                     (x)    to register the transfer of the Definitive
                            Securities; or

                     (y) to exchange such Definitive Securities for an equal principal amount of Definitive Securities of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met; provided, however, that the Definitive Securities presented or surrendered for register of transfer or exchange:

                     i) shall be duly endorsed or accompanied by a written instruction of transfer in form and substance satisfactory to the Registrar duly executed by the Holder thereof or by his or her attorney, duly authorized in writing; and

                     ii) in the case of Transfer Restricted Securities that are Definitive Securities, shall be accompanied by the following additional information and documents, as applicable:

                            (A) if such Transfer Restricted Security is being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (in the form set forth on the reverse of the Debentures); or

                            (B) if such Transfer Restricted Security is being transferred to the Company or a "qualified institutional buyer" (as defined in Rule
                                   144A) in accordance with Rule 144A, a
                                   certification to that effect (in the form set forth on the reverse of the Debentures); or

                            (C) if such Transfer Restricted Securities are being transferred (w) pursuant to an exemption from registration in accordance with Rule 144 or Regulation S under the Securities Act; or (x) to an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the
                                   Securities Act that is acquiring the security for its own account, or for the account of such an institutional accredited investor, in each case in a minimum principal amount of Debentures of $250,000 for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act; or (y) in reliance on another exemption from the registration requirements of the Securities
                                    Act: (i) a certification to that effect (in the form set forth on the reverse of the Debentures), (ii) if the Company, Trustee or Registrar so requests, an Opinion of Counsel reasonably acceptable to the Company, Trustee and Registrar to the effect that such transfer is in compliance with the Securities Act and (iii) in the case of clause (x), a signed letter in substantially the form of Exhibit B hereto.

         (b) RESTRICTIONS ON TRANSFER OF A DEFINITIVE SECURITY FOR A BENEFICIAL INTEREST IN A GLOBAL SECURITY. A Definitive Security may not be exchanged for a beneficial interest in a Global Security except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Security, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

                     i) if such Definitive Security is a Transfer Restricted Security, certification, substantially in the form of Exhibit B hereto, that such Definitive Security is being transferred to a "qualified institutional buyer" (as defined in Rule 144A) in accordance with Rule 144A; and

                     ii) whether or not such Definitive Security is a Transfer Restricted Security, written instructions directing the Trustee to make, or to direct the Debentures Custodian to make, an endorsement on the Global Security to reflect an increase in the aggregate principal amount of the Debentures represented by the Global Security, then the Trustee shall cancel such Definitive Security in accordance with
Section 2.11 hereof and cause, or direct the Debentures Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Debentures Custodian, the aggregate principal amount of Debentures represented by the Global Security to be increased accordingly. If no Global Security is then outstanding, the Company shall issue and the Trustee shall authenticate a new Global Security in the appropriate principal amount.

         (c) TRANSFER AND EXCHANGE OF GLOBAL SECURITY. The transfer and exchange of a Global Security or beneficial interests therein shall be effected through the Depositary in accordance with this Indenture (including the restrictions on transfer set forth herein) and the procedures of the Depositary therefor.

         (d) TRANSFER OF A BENEFICIAL INTEREST IN A GLOBAL SECURITY FOR A DEFINITIVE SECURITY.

                     i) Any Person having a beneficial interest in a Global Security that is being exchanged or transferred pursuant to an effective registration statement under the Securities Act or pursuant to clause (A), (B) or
                           (C) below may
                           upon request, and if accompanied by the information specified below, exchange such beneficial interest for a Definitive Security of the same aggregate principal amount. Upon receipt by the Trustee of written instructions or such other form of instructions as is customary for the Depositary, from the Depositary, or its nominee on behalf of any Person having a beneficial interest in a Global Security, and upon receipt by the Trustee of a written order or such other form of instructions, and, in the case of a Transfer Restricted Security only, the following additional information and documents (all of which may be submitted by facsimile):

                           (A) if such beneficial interest is being transferred to the Person designated by the Depositary as being the beneficial owner, a certification from such Person to that effect (in the form set forth on the reverse of the Debentures) or

                           (B) if such beneficial interest is being transferred to a "qualified institutional buyer" (as defined in Rule 144A) in accordance with Rule 144A, a certification to that effect from the transferor (in the form set forth on the reverse of the Debentures); or

                           (C) if such beneficial interest is being transferred (w) pursuant to an exemption from registration in accordance with Rule 144 or Regulation S under the Securities Act; or (x) to an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the
                                    Securities Act that is acquiring the
                                    security for its own account, or for the account of such an institutional accredited investor, in each case in a minimum principal amount of Debentures of $250,000 for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act; or (y) in reliance on another exemption from the registration requirements of the Securities Act: (i) a certification to that effect from the transferee or transferor (in the form set forth on the reverse of the Debentures),
                                    (ii) if the Company, Trustee or Registrar so requests, an Opinion of Counsel from the transferee or transferor reasonably acceptable to the Company and to the Registrar to the effect that such transfer is in compliance with the Securities Act, and (iii) in the case of clause (x), a signed letter in substantially the form of Exhibit B hereto, then the Trustee or the Debentures Custodian, at the direction of the Trustee, will cause, in accordance with the standing instructions and procedures existing between the Depositary and the Debentures Custodian, the aggregate principal amount of the Global Security to be reduced on its books and records and, following such reduction, the Company will execute and, upon receipt of an authentication order in the form of an Officers' Certificate in accordance with Section 2.2 hereof, the Trustee will authenticate and deliver to the transferee a Definitive Security in the appropriate principal amount.

                     ii) Definitive Debentures issued in exchange for a beneficial interest in a Global Security pursuant to this Section 2.6(d) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from the Agent Members or otherwise, shall instruct the Trustee. The Trustee shall deliver such Definitive Securities to the Persons in whose names such Debentures are so registered.

         (e) RESTRICTIONS ON TRANSFER AND EXCHANGE OF GLOBAL SECURITY. Notwithstanding any other provisions of this Indenture (other than the provisions set forth in Section 2.6(f)), a Global Security may not be transferred as a whole or in part except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

         (f) AUTHENTICATION OF DEFINITIVE SECURITIES IN ABSENCE OF DEPOSITARY. If at any time:

                     i) the Depositary notifies the Company that the Depositary is unwilling or unable to continue as Depositary for the Global Securities and a successor Depositary for the Global Securities is not appointed by the Company within 90 days after delivery of such notice; or

                     ii) the Company, at its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of Definitive Securities under this Indenture,

then the Company will execute, and the Trustee, upon receipt of an Officers' Certificate, in accordance with Section 2.2, requesting the authentication and delivery of Definitive Securities, will authenticate and deliver Definitive Securities, in an aggregate principal amount equal to the principal amount of the Global Securities, in exchange for such Global Securities.

         (g) LEGENDS.

                     i) Except as permitted by the following paragraph (ii), each Debenture certificate evidencing the Global Securities and the Definitive Securities (and all Debentures issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form:

                  "THIS DEBENTURE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS DEBENTURE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION. EACH PURCHASER OF THIS DEBENTURE IS HEREBY NOTIFIED THAT THE SELLER OF THIS DEBENTURE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

                  "THE HOLDER OF THIS DEBENTURE AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS DEBENTURE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (IV) TO THE COMPANY OR (V) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (V) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS DEBENTURE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE."

                  ii) Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a Global Security) pursuant to Rule 144 under the Securities Act or an effective registration statement under the Securities Act:

                           (A) in the case of any Transfer Restricted Security that is a Definitive Security, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a Definitive Security that does not bear the legends set forth above and rescind any restriction on the transfer of such Transfer Restricted Security; and

                           (B) any such Transfer Restricted Security represented by a Global Security shall not be subject to the provisions set forth in
                                    (i) above

                           (such sales or transfers being subject only to the provisions of Section 2.6(e)); provided, however, that with respect to any request for an exchange of a Transfer Restricted Security that is represented by a Global Security for a Definitive Security that does not bear a legend, which request is made in reliance upon Rule 144 under the Securities Act, the Holder thereof shall certify in writing to the Registrar that such request is being made pursuant to Rule 144 under the Securities Act (such certification to be in the form set forth on the reverse of the Debentures).

         (h) CANCELLATION AND/OR ADJUSTMENT OF GLOBAL SECURITY. At such time as all beneficial interests in a Global Security have either been exchanged for Definitive Securities, redeemed, repurchased or cancelled, such Global Security shall be returned to or retained and cancelled by the Trustee in accordance with
Section 2.11. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for Definitive Securities, redeemed, repurchased or cancelled, the principal amount of Debentures represented by such Global Security shall be reduced accordingly and an endorsement shall be made on such Global Security, by the Trustee or the Debentures Custodian, at the direction of the Trustee, to reflect such reduction.

         (i) OBLIGATIONS WITH RESPECT TO TRANSFERS AND EXCHANGES OF DEFINITIVE SECURITIES.

                     i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Definitive Securities and a Global Security at the Registrar's request.

                  (ii) No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments or similar governmental charge payable in connection therewith.

                  (iii) The Registrar or co-registrar shall not be required to register the transfer of or exchange of (a) any Definitive Security selected for redemption in whole or in part pursuant to Article 3, except the unredeemed portion of any Definitive Security being redeemed in part, or (b) any Debenture during the 15 day period preceding the mailing of a notice of redemption or an offer to repurchase or redeem Debentures or the 15 day period preceding an Interest Payment Date.

                  (iv) Prior to the due presentation for registration of transfer of any Debenture, the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the Person in whose name a Debenture is registered as the absolute owner of such Debenture for the purpose of receiving payment of Principal of and interest on such Debenture and for all other purposes whatsoever, whether or not such Debenture is overdue, and none of the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.

                  (v) All Debentures issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Debentures surrendered upon such transfer or exchange.

         (j) NO OBLIGATION OF THE TRUSTEE.

                  (i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in the Depositary or other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Debentures or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Debentures. All notices and communications to be given to the Holders and all payments to be made to Holders under the Debentures shall be given or made only to or upon the order of the registered Holders (which shall be the Depositary or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

                  (ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Debenture (including any transfers between or among the Agent Members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.


SECTION 2.7 REPLACEMENT DEBENTURES.
-----------------------------------

         Upon surrender of a mutilated Debenture at the office or agency of the Registrar, the Company shall execute, and the Trustee shall authenticate and deliver, a replacement Debenture in the name of the Holder of such mutilated Debenture, of like principal amount and dated the date of such mutilated Debenture.

         Upon surrender of written notice by a Holder or a Holder's attorney duly authorized in writing at the office or agency of the Registrar that a Debenture has been lost, destroyed or wrongfully taken, the Company shall execute, and the Trustee shall authenticate and deliver, a replacement Debenture in the name of such Holder, of like principal amount and dated the date of such lost, destroyed or wrongfully taken Debenture; provided, however, that, unless such requirement is waived by the Company, such notice shall be accompanied by an indemnity bond that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss which any of them may suffer by reason of such Debenture's replacement.

         The Company may charge the Holder for its expenses in replacing a Debenture.

         Every replacement Debenture shall be an additional obligation of the Company and shall be entitled to all benefits of this Indenture equally and proportionately with all other Debentures duly issued hereunder.

SECTION 2.8 OUTSTANDING DEBENTURES.
-----------------------------------

         The Debentures outstanding at any time are all the Debentures authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those reductions in the interest in the Global Security effected by the Trustee hereunder and those described in this Section 2.8 as not outstanding. Except as set forth in Section 2.9, a Debenture does not cease to be outstanding because the Company or an Affiliate of the Company holds the Debenture.

         If a Debenture is replaced pursuant to Section 2.7, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Debenture is held by a bona fide purchaser.

         If the principal amount of any Debenture is considered paid under
Section 4.1, it ceases to be outstanding and interest on it ceases to accrue.

         If the Paying Agent (other than the Company, any Subsidiary or an Affiliate of any thereof) segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to redeem or pay Debentures payable on that date, and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after such redemption date or maturity date such Debentures shall be deemed to be no longer outstanding and shall cease to accrue interest.

SECTION 2.9 TREASURY DEBENTURES.
--------------------------------

         In determining whether the Holders of the required aggregate principal amount of Debentures have concurred in any direction, waiver or consent, Debentures owned by the Company or by any Affiliate of the Company shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Debentures as to which a Trust Officer of the Trustee knows are so owned shall be so disregarded.

SECTION 2.10 TEMPORARY DEBENTURES.
----------------------------------

         (a) Until definitive Debentures are ready for delivery, the Company may prepare and execute and the Trustee shall authenticate and deliver temporary Debentures upon a written order of the Company signed by an Officer and delivered to a Trust Officer. Temporary Debentures shall be substantially in the form of definitive Debentures but may have variations that the Company considers appropriate for temporary Debentures. If temporary Debentures are issued, the Company shall, without unreasonable delay, prepare definitive Debentures which may be exchanged for temporary Debentures.

         After the preparation of definitive Debentures, the temporary Debentures shall be exchangeable for definitive Debentures upon surrender of the temporary Debentures at the office or agency of the Registrar, without charge to Holders. Upon surrender for cancellation of one or more temporary Debentures, the Company shall execute and the Trustee upon a written order of the Company signed by an Officer shall authenticate and deliver in exchange therefor a like principal amount of definitive Debentures of authorized denominations. Until so exchanged, the temporary Debentures shall in all respects be entitled to the same benefits under this Indenture as definitive Debentures.

         (b) A Global Security deposited with the Depositary or with the Trustee as custodian for the Depositary pursuant to Section 2.1 shall be transferred to the beneficial owners thereof only if such transfer complies with Section 2.6 and (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for such Global Security or if at any time such Depositary ceases to be a "clearing agency" registered under the Exchange Act and a successor Depositary is not appointed by the Company within 90 days after such notice or (ii) an Event of Default has occurred and is continuing.

         (c) Any Global Security that is transferable to the beneficial owners thereof pursuant to this Section 2.10 shall be surrendered by the Depositary to the Trustee located in New York, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Security, an equal aggregate principal amount of Debentures of authorized denominations. Any portion of a Global Security transferred pursuant to this Section shall be executed, authenticated and delivered only in denominations of $1,000 and any integral multiple thereof and registered in such names as the

Depositary shall direct. Any Debenture delivered in exchange for an interest in the Global Security shall, except as otherwise provided by Section 2.6(b) bear the restricted securities legend set forth in Exhibit A hereto.

         (d) Subject to the provisions of Section 2.10(c), the registered Holder of a Global Security may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Debentures.

         (e) In the event of the occurrence of either of the events specified in
Section 2.10(b), the Company will promptly make available to the Trustee, at the Company's expense, a reasonable supply of certificated Debentures in definitive, fully registered form without interest coupons.

SECTION 2.11 CANCELLATION.
--------------------------

         The Company at any time may deliver Debentures to the Trustee for cancellation. The Registrar, Conversion Agent and Paying Agent shall forward to the Trustee any Debentures surrendered to them for registration of transfer, exchange, conversion or payment. The Trustee shall promptly cancel and destroy (in accordance with the standard document destruction policies of the Trustee) all Debentures so delivered and certify to the Company their destruction unless by a written order signed by an Officer, the Company shall direct that cancelled Debentures be returned to it. The Company may not issue new Debentures to replace Debentures that have matured or been converted or redeemed.

SECTION 2.12 DEFAULTED INTEREST.
--------------------------------

         If the Company defaults in a payment of interest on the Debentures, the Company shall pay defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Company shall pay the defaulted interest to the Persons who are Holders on a subsequent special record date. The Company shall fix or cause to be fixed (or upon the Company's failure to do so the Trustee shall fix) any such special record date and payment date to the reasonable satisfaction of the Trustee, which specified record date shall not be less than 10 days prior to the payment date for such defaulted interest, and shall promptly mail or cause to be mailed to each Holder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid with respect to such defaulted interest or shall make arrangements reasonably satisfactory to the Trustee for such deposit prior to the date of the proposed payment, which money when so deposited shall be held in trust for the benefit of the Person entitled to such defaulted interest as provided in this Section 2.12.

SECTION 2.13 DEPOSIT OF MONEYS.
-------------------------------

         Prior to 10:00 a.m., New York City time, on each Interest Payment Date and the maturity date, the Company shall deposit with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date or maturity date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such Interest Payment Date or maturity date, as the case may be.

                                   ARTICLE 3.

                                   REDEMPTION

SECTION 3.1 NOTICES TO TRUSTEE.
-------------------------------

         If the Company elects to redeem Debentures pursuant to the optional redemption provisions of Paragraph 5 of the Debentures, it shall notify the Trustee in writing of the redemption date, the Section of the Indenture and/or Paragraph of the Debenture pursuant to which such redemption shall be effected, the principal amount of Debentures to be redeemed and the redemption price at least 15 days prior to mailing any notice of redemption to the Holders (unless the Trustee consents to a shorter period). Such notice shall be in the form of an Officers' Certificate from the Company and will state that such redemption will comply with the conditions herein.

         If less than all the Debentures are to be redeemed, the record date relating to such redemption shall be selected by the Company and given to the Trustee, which record date shall be not less than 15 days after the date of notice to the Trustee.

SECTION 3.2 SELECTION OF DEBENTURES TO BE REDEEMED.
----------------------------------------------------

         If less than all the Debentures are to be redeemed, the Trustee shall select the Debentures to be redeemed in compliance with the requirements of the principal national securities exchange, if any, on which the Debentures are quoted or listed or admitted to trading or, if the Debentures are not so quoted or listed or admitted to trading, on a pro rata basis, by lot or by such other method that complies with applicable legal requirements and that the Trustee considers fair and appropriate. The Trustee shall make the selection not more than 60 days and not less than 30 days before the redemption date from Debentures outstanding and not previously called for redemption. The Trustee may select for redemption portions of the principal amount of Debentures that have denominations larger than $1,000. The Trustee will make the selection from Debentures outstanding and not previously called for redemption. Debentures and portions thereof selected by the Trustee shall be in amounts of $1,000 or integral multiples of $1,000. If less than all of the Debentures are to be redeemed and a Debenture is converted in accordance with Article 10 after the date on which notice of redemption is given pursuant to Section 3.3 and prior to the time and date specified in Section 3.5, such Debenture shall, for purposes of determining the amount of such Debentures which have been redeemed, be deemed to have been redeemed. Provisions of this Indenture that apply to Debentures called for redemption also apply to portions of Debentures called for redemption. The Trustee shall notify the Company promptly of the Debentures or portions of Debentures to be called for redemption.

SECTION 3.3 NOTICE OF REDEMPTION.
---------------------------------

         At least 30 days but not more than 60 days before a redemption date, the Company or, upon written notice to the Trustee by the Company, the Trustee shall give a notice of redemption to the Holders.

         The notice shall identify the Debentures to be redeemed and shall state:

                  (a)      the redemption date;

                  (b)      the redemption price;

                  (c)      the Conversion Price;

                  (d) the name and address of the Paying Agent and Conversion Agent;

                  (e) that Debentures called for redemption may be converted at any time before the close of business on the Business Day immediately preceding the redemption date in accordance with Article 10;

                  (f) that Holders who want to convert Debentures must satisfy the requirements in Paragraph 8 of the Debentures;

                  (g) that Debentures called for redemption must be surrendered to the Paying Agent to collect the redemption price;

                  (h) the CUSIP number of the Debentures;

                  (i) if fewer than all of the outstanding Debentures are to be redeemed, the certificate numbers and principal amounts of the particular Debentures to be redeemed;

                  (j) if any Debenture is being redeemed in part, that, after the redemption date, upon surrender of such Debenture, a new Debenture or Debentures in principal amount equal to the unredeemed portion will be issued; and

                  (k) that unless the Company defaults in making such redemption payment or the Paying Agent is prohibited from making such redemption payment pursuant to the terms of this Indenture, interest on Debentures called for redemption ceases to accrue on and after the redemption date.

         If the Trustee gives such notice of redemption, it shall do so in the Company's name and at the Company's expense and the Company shall provide the Trustee with the information required to give such notice of redemption.

SECTION 3.4 EFFECT OF NOTICE OF REDEMPTION; DEFINITION OF REDEMPTION PRICE.
--------------------------------------------------------------------------

         Notice of redemption given in accordance with Sections 3.3 and 13.2 to each Holder shall be deemed to have been duly given, whether or not any particular Holder receives such notice. Once notice of redemption is so mailed, Debentures called for redemption become due and payable on the redemption date at the redemption price set forth in the Debentures. A notice of redemption may not be conditional. Upon surrender to the Trustee or the Paying Agent, such Debentures called for redemption shall be paid at the redemption price. References in this Indenture to the "redemption price" mean the redemption price set forth in the Debentures plus the interest payable as provided in the Debentures on Debentures called for redemption.

SECTION 3.5 DEPOSIT OF REDEMPTION PRICE.
----------------------------------------

         On or before 10:00 a.m., New York City time, on any redemption date, the Company shall deposit with the Trustee or with the Paying Agent immediately available funds sufficient to pay the redemption price of all Debentures to be redeemed on that date other than Debentures or portions of Debentures called for redemption which prior thereto have been delivered by the Company to the Trustee for cancellation or have been converted; provided, however, that any such deposit shall be a payment with respect to the Debentures and shall be subject to the provisions of Article 11 and shall be permitted only if payment would be permitted under Article 11. The Trustee or the Paying Agent shall return to the Company any money not required for the purpose of paying such redemption price.

SECTION 3.6 DEBENTURES REDEEMED IN PART.
----------------------------------------

         Upon surrender of a Debenture that is redeemed in part, the Company shall issue and the Trustee shall authenticate for the Holder at the expense of the Company a new Debenture equal in principal amount to the unredeemed portion of the Debenture surrendered.

                                   ARTICLE 4.

                                    COVENANTS

SECTION 4.1 PAYMENT OF DEBENTURES.
----------------------------------

         The Company shall pay the Principal and repurchase price, if any, of and interest on the Debentures on the dates and in the manner provided in the Debentures and this Indenture. Principal and interest shall be considered paid on the date due if the Paying Agent (other than the Company or a Subsidiary) on that date holds money in accordance with this Indenture designated for and sufficient to pay in cash all Principal and interest then due and the Paying Agent is not prohibited from paying such money to Holders on that date pursuant to the terms of this Indenture.

         To the extent lawful, the Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on (i) overdue Principal and repurchase price, if any, of the Debentures at the rate borne by the Debentures and (ii) overdue installments of interest at the same rate.

SECTION 4.2 STAY, EXTENSION AND USURY LAWS.
-------------------------------------------

         The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 4.3 CONTINUED EXISTENCE.
--------------------------------

         Subject to Article 5, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence as a corporation and the corporate existence of the Subsidiaries and will refrain or cause the Subsidiaries to refrain from taking any action that would cause its corporate existence or the corporate existence of any of the Subsidiaries to cease, including without limitation any action that would result in the liquidation, winding up or dissolution of it or any of the Subsidiaries; provided, however, that the Company shall not be required to preserve the existence of any Subsidiary if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and the Subsidiaries and that the loss thereof to the Company taken as a whole is not disadvantageous in any material respect to the Holders.


SECTION 4.4 REPORTS.
--------------------

         (a) The Company shall file with the Trustee copies of all reports and other information and documents that the Company is required to file with the SEC pursuant to the Exchange Act. Each such report or other information or document shall be filed with the Trustee within 15 days after filing of such report or other information or document with the SEC. The Company will mail or cause to be mailed to all Holders copies of all of (a) its annual reports to stockholders and (b) quarterly reports to stockholders which are mailed to its institutional stockholders.

         (b) If the Company is at any time no longer subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will prepare (i) for the first three quarters of each fiscal year of the Company, quarterly financial statements substantially equivalent to the financial statements required to be included in a report on Form 10-Q under the Exchange Act, and (ii) annually, complete audited consolidated financial statements, including, but not limited to, a balance sheet, a statement of operations, a statement of stockholders' equity and all appropriate notes. All such financial statements will be prepared in accordance with GAAP, except for changes with which the Company's independent accountants concur and except that quarterly financial statements may be subject to year-end adjustments. The Company will file or cause to be filed with the Trustee and will mail or cause to be mailed to the Holders a copy of such financial statements within 50 days after the end of each of the first three quarters of each fiscal year of the Company and within 95 days after the close of each fiscal year of the Company, respectively. Notwithstanding the foregoing, if the Company is no longer subject to such reporting requirements by reason of the acquisition of Capital Stock by, or merger or consolidation of the Company with, a Person which is subject to such reporting requirements or a Subsidiary of such a Person and such Person has unconditionally and irrevocably guaranteed payment in full when due of all amounts payable with respect to the Debentures, then the Company need not prepare, file or mail the financial statements described in this Section 4.4(b); provided, however, that such Person complies with Section 4.4(a) as if references therein to the Company were references to such Person.

SECTION 4.5 TAXES.
------------------

         The Company shall, and shall cause each of the Subsidiaries to, pay or discharge prior to delinquency all taxes, assessments and governmental levies, except as contested in good faith and by appropriate proceedings.

SECTION 4.6 CHANGE OF CONTROL.
------------------------------

         (a) In the event of a Change of Control, the Company shall give or cause to be given written notice in the form of an Officers' Certificate (the "CHANGE OF CONTROL NOTICE") to all Holders, the Trustee and the Paying Agent of such event and shall make an offer to purchase (as the same may be extended in accordance with applicable law, the "CHANGE OF CONTROL OFFER") all then outstanding Debentures at a purchase price equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon to the Change of Control Payment Date. The Change of Control Notice shall be given in accordance with Section 13.2 and the Change of Control Offer shall be made not more than 30 days following the date of the Change of Control (the "CHANGE OF CONTROL DATE"), unless the Company has previously given a notice of optional redemption by the Company of all of the Debentures in accordance with this Indenture. The Change of Control Notice shall set forth:

                  (i) that a Change of Control has occurred and, unless the Debentures are subject to a notice of optional redemption described above, that the Company is offering to repurchase all of the outstanding Debentures;

                  (ii) a brief description of such Change of Control and, to the extent readily available to the Company, information with respect to pro forma consolidated income, cash flow and capitalization of the Company after giving effect to such Change of Control and such other financial information relating to the Company with respect to such Change of Control as the Company may, in its sole discretion, deem relevant to a decision whether to convert or hold Debentures or tender Debentures in connection with such Change of Control Offer;

                  (iii) the repurchase price (the "CHANGE OF CONTROL PAYMENT");

                  (iv) the expiration date of the Change of Control Offer, which shall be no earlier than 30 days nor later than 60 days from the date the Change of Control Notice is mailed;

                  (v) the date such purchase shall be effected, which shall be no later than 30 days after the expiration date of the Change of Control Offer (the "CHANGE OF CONTROL PAYMENT DATE");

                  (vi) a statement that any Debentures not accepted for payment pursuant to the Change of Control Offer shall continue to accrue interest;

                  (vii) that unless the Company defaults in the payment of the Change of Control Payment, all Debentures or portions thereof accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest on and after the Change of Control Payment Date;

                  (viii) the Conversion Price;

                  (ix) the name and address of the Paying Agent and the Conversion Agent;

                  (x) that Debentures (duly endorsed for transfer to the Company), together with the form of "Option of Holder to Elect Repurchase" thereon completed and signed, must be surrendered to the Paying Agent prior to the expiration of the Change of Control Offer to collect the Change of Control Payment; and

                  (xi) any other information required by applicable law to be included therein and any other procedures that a Holder must follow in order to have Debentures repurchased.

         (b) The Change of Control Offer shall remain open until the close of business on the expiration date of the Change of Control Offer. Each Holder shall have the right to withdraw his tender in accordance with applicable rules promulgated by the SEC under the Exchange Act.

         (c) In the event that the Company is required to make a Change of Control Offer, the Company will comply with any applicable securities laws and regulations, including, to the extent applicable, Section 14(e) of, and Rule 14e-1 and any other tender offer rules under, the Exchange Act which may then be applicable in connection with any offer by the Company to purchase Debentures at the option of the Holders.

         (d) On the Change of Control Payment Date, the Company shall, to the extent lawful:

                  (i) accept for payment Debentures or portions thereof tendered pursuant to the Change of Control Offer;

                  (ii) deposit with the Paying Agent in immediately available funds an amount equal to the Change of Control Payment with respect to all Debentures or portions thereof so accepted; and

                  (iii) deliver or cause to be delivered to the Trustee the Debentures so accepted together with an Officers' Certificate stating the Debentures or portions thereof tendered to the Company.

         (e) The Paying Agent shall promptly (but in any case not later than five Business Days after the Change of Control Payment Date) mail to each Holder of Debentures so accepted payment in an amount equal to the Change of Control Payment for such Debentures, and the Trustee shall promptly authenticate and mail to each Holder a new Debenture equal in principal amount to any unpurchased portion of the Debentures surrendered by such Holder, if any; provided, that each such new Debenture shall be in principal amount of $1,000 or an integral multiple thereof. The Company shall publicly announce the results of all repurchases pursuant to this Section 4.6 on or as soon as practicable after the Change of Control Payment Date.

SECTION 4.7 LIMITATION ON DIVIDEND RESTRICTIONS AFFECTING SUBSIDIARIES.
----------------------------------------------------------------------

         The Company shall not, and shall not permit any of its Subsidiaries to, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction of any kind on the ability of any Subsidiary to (a) pay to the Company dividends or make to the Company any other distribution on its Capital Stock, (b) pay any debt owed to the Company or any of the Subsidiaries, (c) make loans or advances to the Company or any of the Subsidiaries or (d) transfer any of its property or assets to the Company or any of the Subsidiaries, other than such encumbrances or restrictions existing or created under or by reason of (i) applicable law, (ii) this Indenture, (iii) covenants or restrictions contained in any instrument governing debt of the Company or any of the Subsidiaries existing on the date of this Indenture, or covenants or restrictions in any loan documents relating to Senior Indebtedness incurred after the date hereof, provided that in the absence of a default under any such loan documents, no such restriction shall prevent a Subsidiary from paying dividends or otherwise distributing funds to the Company in amounts sufficient to enable the Company to make interest and principal payments on the Debentures as and when due, (including pursuant to any Change of Control Offer), (iv) customary provisions restricting subletting, assignment and transfer of any lease governing a leasehold interest of the Company or any of the Subsidiaries or in any license or other agreement entered into in the ordinary course of business, (v) any agreement governing debt of a Person acquired by the Company or any of the Subsidiaries in existence at the time of such acquisition (but not created in connection with or in contemplation thereof), which encumbrances or restrictions are not applicable to any Person, or the property or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, or (vi) any restriction with respect to a Subsidiary imposed pursuant to an agreement entered into in accordance with the terms of this Indenture for the sale or disposition of Capital Stock or property or assets of such Subsidiary, pending the closing of such sale or disposition.

SECTION 4.8 COMPLIANCE CERTIFICATE.
-----------------------------------

         The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Company, an Officers' Certificate stating that a review of the activities of the Company and the Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officer with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture and further stating, as to such Officer, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant and condition contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Event of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto), and that, to the best of his or her knowledge, no event has occurred and remains in existence by reason of which payments on account of the Principal of or interest on the Debentures are prohibited.

SECTION 4.9 FURTHER ASSURANCE TO THE TRUSTEE.
---------------------------------------------

         The Company shall, upon reasonable request of the Trustee, execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the provisions of this Indenture.

                                   ARTICLE 5.

                                   SUCCESSORS

SECTION 5.1 WHEN COMPANY MAY MERGE OR SELL ASSETS.
--------------------------------------------------

         The Company shall not consolidate with or merge into, or sell, lease, convey or otherwise dispose of all or substantially all of its assets to, any Person, without the consent of Holders of the majority in aggregate principal amount of Debentures then outstanding, unless:

         (a) the Company is the continuing corporation or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, lease, conveyance or other disposition of assets shall have been made, is organized and existing under the laws of the United States, any state thereof or the District of Columbia and such Person (if other than the Company) expressly assumes by supplemental indenture executed and delivered to the Trustee and in a form reasonably satisfactory to the Trustee, all the obligations of the Company under the Debentures and this Indenture, including, without limitation, conversion rights in accordance with Article 10;

         (b) immediately before and immediately after giving effect to the transaction no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have occurred and be continuing;

         (c) immediately after giving effect to such transaction, the Debentures and this Indenture (as supplemented by such supplemental indenture) will be a valid and enforceable obligation of the Company or such successor; and

         (d) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such proposed transaction and such supplemental indenture comply with the applicable provisions of this Indenture and that all conditions precedent herein provided for relating to such transaction have been satisfied.

SECTION 5.2 SUCCESSOR SUBSTITUTED.
----------------------------------

         Upon any consolidation or merger, or any sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.1, the Person formed by such consolidation or into or with which the Company is merged or to which such sale, lease, conveyance or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person has been named as the Company herein; provided, however that in the case of a sale, lease, conveyance or other disposition the Company shall not be released from the obligation to pay the Principal of and interest on the Debentures.

                                   ARTICLE 6.

                              DEFAULTS AND REMEDIES

SECTION 6.1 EVENTS OF DEFAULT.
------------------------------

         The following shall constitute an "EVENT OF DEFAULT":

              (a) failure to pay any Principal or repurchase price, in any, of any Debenture when due and payable, whether at maturity, upon redemption, upon a Change of Control Offer or otherwise, whether or not such payment is prohibited by the subordination provisions of this Indenture;

              (b) failure to pay any interest on any Debenture when due and payable, which failure continues for 30 days, whether or not such payment is prohibited by the subordination provisions of this Indenture;

              (c) failure to perform the other covenants of the Company in this Indenture, which failure continues for 60 days after written notice as provided in the last paragraph of this Section 6.1;

              (d) a default occurs (after giving effect to any applicable grace periods or any extension of any maturity date) in the payment when due of Principal of, or an acceleration of, any indebtedness for money borrowed by the Company or any of its Subsidiaries in excess of $5 million, individually or in the aggregate, if such indebtedness is not discharged, or such acceleration is not annulled, within 10 days after written notice as provided in the last paragraph of this Section 6.1;

              (e) the Company or any of its Significant Subsidiaries, pursuant to or within the meaning of any Bankruptcy Law:

                  (i) commences a voluntary case,

                  (ii) consents to the entry of an order for relief against it in an involuntary case,


                  (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property, and such Custodian is not discharged within 30 days,

                  (iv) makes a general assignment for the benefit of its creditors, or

                  (v) admits in writing that it is generally unable to pay its debts as the same become due;

                  (f) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                  (i) is for relief in an involuntary case against the Company or any Significant Subsidiary,

                  (ii) appoints a Custodian of the Company or any Significant Subsidiary or for all or substantially all of the property of the Company or any Significant Subsidiary, or

                  (iii) orders the liquidation of the Company or any Significant Subsidiary,

and, in each case, the order or decree remains unstayed and in effect for 60 consecutive days.

         The term "BANKRUPTCY LAW" means Title 11 of the U.S. Code or any similar federal, foreign or state law for the relief of debtors. The term "CUSTODIAN" means any receiver, trustee, assignee, liquidator, examiner or similar official under any Bankruptcy Law. The term "SIGNIFICANT SUBSIDIARY" has the same meaning as significant subsidiary has under Regulation S-X under the Securities Act as in effect on the date hereof.

         A Default under clause (c) of this Section 6.1 (other than a Default under Section 5.1, which Default shall be an Event of Default with the notice but without the passage of time specified in clause (c) of this Section 6.1) or clause (d) of this Section 6.1 shall not be an Event of Default until (i) the Trustee shall have notified the Company, or the Holders of at least 25% in aggregate principal amount of the Debentures then outstanding shall have notified the Company and the Trustee, of the Default and (ii) the Company shall have failed to cure the Default under such clause (c) within 60 days after receipt of the notice or under such clause (d) within 10 days after receipt of the notice, respectively. Any such notice must specify the Default, demand that it be remedied and state that the notice is a "NOTICE OF DEFAULT."

SECTION 6.2 ACCELERATION.
-------------------------

         If an Event of Default (other than an Event of Default specified in clauses (e) and (f) of Section 6.1) occurs and is continuing, the Trustee (by notice to the Company), or the Holders of at least 25% in aggregate principal amount of the Debentures then outstanding (by notice to the Company and the Trustee), may declare the unpaid Principal of and accrued interest on all the Debentures then outstanding to be due and payable. Upon any such declaration, such Principal and accrued interest shall be due and payable immediately. If an Event of Default specified in clause (e) or
(f) of Section 6.1 occurs, such an amount shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of a majority in aggregate principal amount of the Debentures then outstanding by written notice to the Trustee may rescind an acceleration and its consequences if (a) the Company has paid or deposited with the Trustee a sum sufficient to pay (i) all overdue interest on all Debentures then outstanding and (ii) the Principal or repurchase price, if any, of the Debentures then outstanding which have become due otherwise than by such declaration of acceleration and accrued interest thereon at a rate borne by the Debentures and (b) the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of Principal or interest that has become due solely because of the acceleration. No such recision shall affect any subsequent Default or impair any right consequent thereto.

SECTION 6.3 OTHER REMEDIES.
---------------------------

         If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of Principal or repurchase price, if any, of or interest on the Debentures or to enforce the performance of any provision of the Debentures or this Indenture.

         The Trustee may maintain a proceeding even if it does not possess any of the Debentures or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 6.4 WAIVER OF EXISTING AND PAST DEFAULTS.
-------------------------------------------------

         The Holders of a majority in aggregate principal amount of the Debentures then outstanding held by Persons who are not Affiliates of the Company by written notice to the Trustee may waive an existing Default or Event of Default and its consequences, except (i) a continuing Default or Event of Default in the payment of the Principal of or the interest on any Debenture or
(ii) a Default or Event of Default with respect to a provision that under
Section 9.2 cannot be amended without the consent of each Holder affected. Upon any such waiver, such

Default shall cease to exist and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 6.5 CONTROL BY MAJORITY.
--------------------------------

         Notwithstanding anything contained in Section 6.3 to the contrary, the Holders of a majority in aggregate principal amount of the Debentures then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it; PROVIDED, HOWEVER, that the Trustee may refuse to follow any direction that conflicts with applicable law or this Indenture or that the Trustee determines is unduly prejudicial to the rights of other Holders or would involve the Trustee in personal liability; PROVIDED FURTHER, however, that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

         Prior to taking any action or following any direction pursuant to this
Article 6, the Trustee shall be entitled to request indemnification satisfactory to it in its sole discretion against any loss or expense caused by taking such action or following such direction. If the Trustee makes such request, it shall be entitled to delay taking such action or following such direction until it has received such indemnification.

SECTION 6.6 LIMITATION ON SUITS.
--------------------------------

         A Holder may pursue a remedy with respect to this Indenture or the Debentures only if:

                  (a) the Holder gives to the Trustee notice of a continuing Event of Default;

                  (b) the Holders of at least 25% in aggregate principal amount of the Debentures then outstanding make a written request to the Trustee to pursue the remedy;

                  (c) such Holder or Holders offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

                  (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

                  (e) during such 60-day period the Holders of a majority in aggregate principal amount of the Debentures then outstanding do not give the Trustee a direction inconsistent with the request.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

SECTION 6.7 RIGHTS OF HOLDERS TO RECEIVE PAYMENT.
-------------------------------------------------

         Notwithstanding any other provision of this Indenture, the right of any Holder of a Debenture to receive payment of Principal or repurchase price, if any, of and interest on such Debenture, on or after the respective due dates expressed in the Debenture, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

         Notwithstanding any other provision of this Indenture, the right of any Holder of a Debenture to bring suit for the enforcement of the right to convert such Debenture shall not be impaired or affected without the consent of such Holder.

SECTION 6.8 COLLECTION SUIT BY TRUSTEE.
---------------------------------------

         If an Event of Default specified in Section 6.1(a) or 6.1(b) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of Principal or repurchase price, if any, of and interest accrued on the Debentures and interest on overdue Principal or repurchase price, if any, of and accrued interest on the Debentures and for such further amount as shall be sufficient to cover the costs and, to the extent lawful, expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel.

SECTION 6.9 TRUSTEE MAY FILE PROOFS OF CLAIM.
---------------------------------------------

         The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Company, its creditors or its property. Except as provided in this Indenture, nothing contained herein shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Debentures or the rights of any Holder or to authorize the Trustee to vote with respect to the claim of any Holder in any such proceeding.

SECTION 6.10 PRIORITIES.
------------------------

         If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

         First:   to the Trustee for amounts due under Section 6.8 or 7.7;

         Second:  to holders of Senior Indebtedness to the extent required by
                  Article 11;

         Third: to Holders for amounts due and unpaid on the Debentures for Principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Debentures for Principal and interest, respectively; and

         Fourth: to the Company or to such party as a court of competent jurisdiction shall direct.

         The Trustee may fix a record date and payment date for any payment to Holders and, if it does so, will give prompt prior written notice thereof to the Registrar.

         At least 15 days before any such record date, the Trustee shall give or cause to be given to each Holder a notice that states such record date, such payment date and the amount to be paid.

SECTION 6.11 UNDERTAKING FOR COSTS.
-----------------------------------

         In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.7, or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Debentures or any suit for the enforcement of the right to convert any Debenture in accordance with Article 10.

                                   ARTICLE 7.

                                     TRUSTEE

SECTION 7.1 DUTIES OF TRUSTEE.
------------------------------

         (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

         (b) Except during the continuance of an Event of Default:

                  (i) The Trustee need perform only those duties that are specifically set forth in this Indenture or the TIA and no others; and

                  (ii) in the absence of gross negligence, willful misconduct or bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture, but the Trustee need not verify the contents thereof.

         (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                  (i) this Section 7.1(c) does not limit the effect of Section 7.1(b);

                  (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                  (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5.

         (d) Every provision of this Indenture that in any way relates to the Trustee is subject to the provisions of the TIA and Sections 7.1(a), 7.1(b), 7.1(c) and 7.1(e).

         (e) The Trustee may refuse to perform any duty or exercise any right or power hereunder unless it receives indemnity satisfactory to it against any loss, liability or expense.

         (f) The Trustee shall not be liable for interest on any money received by it hereunder, except as the Trustee may agree in writing with the Company. Money held by the Trustee in trust hereunder need not be segregated from other funds, except to the extent required by law.

SECTION 7.2 RIGHTS OF TRUSTEE.
------------------------------

         (a) The Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters to the extent reasonably deemed necessary by it.

         (b) Before the Trustee acts or refrains from acting pursuant to the terms of this Indenture or otherwise, it may require an Officers' Certificate or an Opinion of Counsel, or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel.

         (c) The Trustee may act through agents and attorneys and shall not be responsible for the willful misconduct or gross negligence of any agents and attorneys appointed with due care.

         (d) Subject to the provisions of Section 7.1(c), the Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred by this Indenture.

SECTION 7.3 INDIVIDUAL RIGHTS OF TRUSTEE.
-----------------------------------------

         The Trustee in its individual or any other capacity may become the owner or pledgee of Debentures and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to and must comply with Sections 7.10 and 7.11.

SECTION 7.4 TRUSTEE'S DISCLAIMER.
---------------------------------

         The Trustee makes no representation as to the validity or adequacy of this Indenture or the Debentures, it shall not be accountable for the Company's use of the proceeds from the Debentures, and it shall not be responsible for any statement of the Company in this Indenture or any statement in the Debentures other than its authentication.

SECTION 7.5 NOTICE OF DEFAULTS.
-------------------------------

         If a Default or Event of Default occurs and is continuing and if it is actually known to the Trustee, the Trustee shall mail to each Holder a notice of the Default or Event of Default within 90 days after it occurs, unless such Default or Event of Default shall have been cured or waived. Except in the case of a Default or Event of Default in payment on any Debenture under Section 6.1(a) or 6.1(b), the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the best interests of Holders.

SECTION 7.6 REPORTS BY TRUSTEE TO HOLDERS.
------------------------------------------

         Within 60 days after each May 15, commencing, May 15, 1997, the Trustee shall mail to each Holder, at the Company's expense, a brief report dated as of such reporting date that complies with TIA section 313(a) (but if no event described in TIA section 313(a) has occurred within the 12 months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA section 313(b)(2) to the extent applicable. The Trustee shall also transmit by mail all reports as required by TIA section 313(c).

         A copy of each report at the time of its mailing to Holders shall be filed with the SEC and each stock exchange or market on which the Debentures are listed or admitted to trading. The Company shall promptly notify the Trustee when the Debentures are listed on any stock exchange or admitted to trading on any market and of any delisting thereof.


SECTION 7.7 COMPENSATION AND INDEMNITY.
---------------------------------------

         The Company shall pay to the Trustee (in its capacities as Trustee, Conversion Agent, Paying Agent and Registrar) from time to time such compensation as may be agreed in writing between the Company and the Trustee for its services hereunder. The Trustee's compensation shall not be (to the extent permitted by law) limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred by it in accordance with any provision of this Indenture. Such expenses may include the reasonable compensation and out-of-pocket expenses of the Trustee's agents and counsel, except such disbursements, advances and expenses as may be attributable to its negligence, willful misconduct or bad faith. Any "float" earned on any money disbursed hereunder shall be considered additional compensation to the Trustee.

         The Company shall indemnify the Trustee (in its capacity as Trustee, Conversion Agent, Paying Agent and Registrar) and each of its officers, directors, attorneys-in-fact and agents for, and hold each of such Persons harmless against, any claim, demand, expense (including, but not limited to, reasonable disbursements and expenses of the Trustee's agents and counsel), loss or liability incurred by any of them without negligence, willful misconduct or bad faith on such Person's part, arising out of or in connection with the administration of this trust and the rights or duties of the Trustee hereunder, including the costs and expenses of such Person's defense against any claim or liability in connection with the exercise or performance of any of the Trustee's powers or duties hereunder. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. The Company shall defend the claim and the Trustee shall provide reasonable cooperation at the Company's expense in the defense. The Trustee may engage separate counsel at its own expense and participate in the defense, provided that the Company shall bear the reasonable expenses of such separate counsel which is reasonably acceptable to the Company if the defendants regarding such claim include both the Trustee and the Company and the Trustee shall have been advised by such separate counsel that representation of the Trustee and the Company would be inappropriate under applicable standards of professional responsibility due to actual or potential differing interests between them. The Company need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through its negligence, bad faith or willful misconduct. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonable withheld.

         The Company's payment obligations pursuant to this Section 7.7 shall survive the discharge of this Indenture. When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(e) or 6.1(f) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.


SECTION 7.8 REPLACEMENT OF TRUSTEE.
-----------------------------------

         A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.8.

         The Trustee may resign by so notifying the Company in writing at least 30 days prior to the date of the proposed resignation; provided, however, that no such resignation shall be effective until a successor Trustee has accepted its appointment pursuant to this Section 7.8. The Holders of a majority in aggregate principal amount of the then outstanding Debentures may remove the Trustee by so notifying the Trustee and the Company. The Company shall remove the Trustee if:

               (a) the Trustee fails to comply with Section 7.10;

               (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

               (c) a Custodian or public officer takes charge of the Trustee or its property;

         or

               (d) the Trustee otherwise becomes incapable of acting.

         If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee.

         If a successor Trustee is not appointed or does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in aggregate principal amount of the then outstanding Debentures may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee. Notwithstanding the replacement of the Trustee pursuant to this Section 7.8, the Company's obligations under Section 7.7 shall continue for the benefit of the retiring Trustee with respect to expenses and liabilities incurred by it prior to such replacement.


SECTION 7.9 SUCCESSOR TRUSTEE BY MERGER.
----------------------------------------

         Except as otherwise provided in Section 7.8(a) or 7.8(d), if the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

SECTION 7.10 ELIGIBILITY; DISQUALIFICATION.
-------------------------------------------

         This Indenture shall always have a Trustee who satisfies the requirements of TIA ss. 310(a). The Trustee shall always have a combined capital and surplus as stated in its most recent published annual report of condition of at least $100 million. The Trustee shall comply with TIA ss. 310(b). In the event the Trustee shall cease to be eligible in accordance with this Section 7.10, the Trustee shall resign immediately in the manner and with the effect specified in Section 7.8.

SECTION 7.11 PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.
---------------------------------------------------------------

         The Trustee shall comply with TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated therein.

                                   ARTICLE 8.

                             DISCHARGE OF INDENTURE

SECTION 8.1 TERMINATION OF COMPANY'S OBLIGATIONS.
-------------------------------------------------

         This Indenture shall cease to be of further effect (except that the Company's obligations under Section 7.7 and 8.3 shall survive) when all outstanding Debentures theretofore authenticated and issued (other than destroyed, lost or stolen Debentures which have been replaced or paid) have been delivered to the Trustee for cancellation and the Company has paid all sums payable hereunder. In addition, the Company shall be discharged from all of its obligations under Section 2.13 and Sections 4.3 through 4.9 while the Debentures remain outstanding if all outstanding Debentures will become due and payable at their scheduled maturity within one year and the following conditions have been satisfied:

         (a) the Company has deposited, or caused to be deposited, irrevocably with the Trustee as trust funds specifically pledged as security for, and dedicated solely for, such purpose, (i) money in an amount, (ii) non-callable U.S. Government Obligations which through the payment of Principal and interest in accordance with their terms (without the reinvestment of such interest or Principal) will provide not later than one day before the due date of any payment money in an amount, or (iii) a combination thereof, sufficient with respect to clauses (ii) and (iii) in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee at or prior to the time of such deposit, to pay the Principal and discharge each installment of interest on the outstanding Debentures, together with all other amounts payable by the Company under this Indenture.

         (b) no Default or Event of Default with respect to the Debentures has occurred and is continuing on the date of such deposit or shall occur as a result of such deposit or at any time during the period ending on the 91st day after the date of such deposit, as evidenced to the Trustee by an Officer's Certificate delivered to the Trustee concurrently with such deposit.

         (c) such defeasance does not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Company is a party or by which it is bound, and is not prohibited by Article 11, as evidenced to the Trustee by an Officers' Certificate delivered to the Trustee concurrently with such deposit.

         (d) the Company has delivered to the Trustee a private Internal Revenue Service ruling or an opinion of counsel that Holders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner, and at the same times, as would have been the case if such deposit, defeasance and discharge had not occurred.

         (e) the Company has delivered to the Trustee an Opinion of Counsel to the effect that the deposit shall not result in the Company, the Trustee or the trust being deemed to be an "investment company" under the Investment Company Act of 1940, as amended.

         (f) 91 days pass after the deposit is made and during such 91 day period no event of Default specified in Section 6.1(e) or (f) shall occur and be continuing at the end of such period.

         (g) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the discharge of such provisions of the Indenture have been complied with. Notwithstanding the foregoing, the Company's obligations to pay Principal and interest on the Debentures shall continue until the Internal Revenue Service ruling or Opinion of Counsel referred to in clause (d) above is provided.

         If the Company exercises such option to discharge such provisions of the Indenture, payment of the Debentures may not be accelerated because of an event of default specified in

Sections 6.1(c) with respect to the failure to perform any of the covenants set forth in Section 2.13 and Section 4.3 through 4.9, or Section 6.1(d).

         After a deposit made pursuant to this Section 8.1, the Trustee upon request shall acknowledge in writing the discharge of the Company's obligations specified above under this Indenture.

SECTION 8.2 APPLICATION OF TRUST MONEY.
---------------------------------------

         The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to Section 8.1. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of Principal and interest on the Debentures. Money and securities so held in trust are not subject to Article 11.

SECTION 8.3 REPAYMENT TO COMPANY.
---------------------------------

         The Trustee and the Paying Agent shall promptly pay to the Company upon request any excess money or securities held by them at any time.

         The Trustee and the Paying Agent shall pay to the Company upon written request by the Company any money held by them for the payment of Principal, repurchase price or interest that remains unclaimed for one year after the date upon which such payment shall have become due; provided, however, that the Company shall have first caused notice of such payment to the Company to be mailed to each Holder entitled thereto no less than 30 days prior to such payment. After payment to the Company, Holders entitled to the money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another Person.

SECTION 8.4 REINSTATEMENT.
--------------------------

         If the Trustee or Paying Agent is unable to apply any money in accordance with Section 8.2 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Debentures shall be revived and reinstated as though no deposit had occurred pursuant to
Section 8.1 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.2; provided, however that if the Company makes any payment of interest on or Principal of any Debenture following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Debentures to receive such payment from the money held by the Trustee or Paying Agent.

                                   ARTICLE 9.

                                   AMENDMENTS

SECTION 9.1 WITHOUT CONSENT OF HOLDERS.
---------------------------------------

         The Company and the Trustee may amend this Indenture or the Debentures without the consent of any Holder:

                     (a) to cure any ambiguity, defect or inconsistency; provided, that such amendment does not in the opinion of the Trustee adversely affect the rights of any Holder;

                     (b)   to comply with Section 5.1 or 10.5;

                     (c) to provide for uncertificated Debentures in addition to or in lieu of certificated Debentures;

                     (d) to add to the covenants of the Company such further covenants, restrictions, conditions or provisions for the protection of the Holders, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an Event of Default permitting the enforcement of all or any of the several remedies provided in this Indenture or in the Debentures as herein set forth;

                     (e) to make any change that does not adversely affect the rights hereunder of any Holder; or

                     (f) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

provided, however, that, in each case, the Company has delivered to the Trustee an Opinion of Counsel and an Officers' Certificate, each stating that such amendment complies with the provisions of this Section 9.1.

SECTION 9.2 WITH CONSENT OF HOLDERS.
------------------------------------

         Subject to the provisions of Sections 6.4 and 6.7, the Company and the Trustee may amend or modify this Indenture or the Debentures with the written consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Debentures, and the Holders of a majority in aggregate principal amount of the Debentures then outstanding may waive compliance in a particular instance by the Company with any provision of this Indenture or the Debentures; provided, however, that, without the consent of each Holder affected, an amendment, modification or waiver under this Section 9.2 may not (with respect to any Debentures held by a non-consenting Holder):

               (a) change the stated maturity of, or any installment of interest on, or waive a default in the payment of Principal or repurchase price, if any, of or interest on any Debenture;

               (b) reduce the principal amount of any Debenture or reduce the rate or extend the time of payment of interest on any Debenture;

               (c) increase the Conversion Price (other than in connection with a combination described in Section 10.4(a)(iii));

               (d) except as otherwise provided in Section 9.1(e), change the place or currency of payment of Principal or repurchase price, if any, of or interest on any Debenture;

               (e) impair the right to institute suit for the enforcement of any payment on or with respect to any Debenture;

               (f) adversely affect the right to exchange or convert Debentures;

               (g) reduce the percentage of the aggregate principal amount of outstanding Debentures, the consent of the Holders of which is necessary to amend this Section 9.2, consent to a merger, consolidation or conveyance, sale, transfer or lease of assets as described in Section 5.1 or modify or amend any other provision of this Indenture;

               (h) reduce the percentage of the aggregate principal amount of outstanding Debentures, the consent of the Holders of which is necessary for waiver of compliance with certain provisions of this Indenture or for waiver of certain defaults;

               (i) modify the provisions of this Indenture with respect to the subordination of the Debentures in a manner adverse to the Holders;

               (j) except as otherwise permitted under Article 5, consent to the assignment or transfer by the Company of any of its rights and obligations under this Indenture;

               (k) modify the provisions of this Indenture with respect to the obligation of the Company to repurchase Debentures in a manner adverse to the Holders.

         To secure a consent of the Holders under this Section 9.2, it shall not be necessary for the Holders to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

         After an amendment or waiver under this Section 9.2 becomes effective, the Company shall mail to Holders a notice briefly describing the amendment or waiver. Any failure of the Company to mail such notices, or any defect therein, shall not, however, in any way, impair or affect the validity of any such amendment or waiver.

SECTION 9.3 COMPLIANCE WITH TRUST INDENTURE ACT.
------------------------------------------------

         Every amendment to this Indenture or the Debentures shall be set forth in a supplemental indenture that complies with the TIA as then in effect.

SECTION 9.4 REVOCATION AND EFFECT OF CONSENTS.
----------------------------------------------

         Until an amendment, supplemental indenture or waiver becomes effective, a consent to it by a Holder of a Debenture is a continuing consent by such Holder and every subsequent Holder of a Debenture or portion of a Debenture that evidences the same debt as such consenting Holder's Debenture, even if notation of the consent is not made on any Debenture. However, prior to becoming effective, any such Holder or subsequent Holder may revoke the consent as to its Debentures or a portion thereof if the Trustee receives written notice of revocation before the consent of Holders of the requisite aggregate principal amount of Debentures then outstanding has been obtained and not revoked.

         The Company may, but shall not be obligated to, fix a record date pursuant to Section 12.1 for the purpose of determining the Holders entitled to consent to any amendment or waiver. If a record date is fixed, then notwithstanding the provisions of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to consent to such amendment or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No consent shall be valid or effective for more than 90 days after such record date unless consents from Holders of the principal amount of Debentures required hereunder for such amendment or waiver to be effective shall have also been given and not revoked within such 90-day period.

         After an amendment or waiver becomes effective it shall bind every Holder, unless it is of the type described in any of clauses (a) through (k) of
Section 9.2. In such case, the amendment or waiver shall bind each Holder of a Debenture who has consented to it and every subsequent Holder of a Debenture that evidences the same debt as the consenting Holder's Debenture.

SECTION 9.5 NOTATION ON OR EXCHANGE OF DEBENTURES.
--------------------------------------------------

         The Trustee (in accordance with the written direction of the Company) may (at the Company's expense) place an appropriate notation about an amendment, supplement or waiver on any Debenture thereafter authenticated. The Company in exchange for all Debentures may issue and the Trustee shall authenticate new Debentures that reflect the amendment or waiver. Failure to make the appropriate notation or issue a new Debenture shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.6 TRUSTEE PROTECTED.
------------------------------

         The Trustee shall sign all supplemental indentures authorized by this Indenture, except that the Trustee need not sign any supplemental indenture that adversely affects its rights. In signing or refusing to sign such supplemental indenture, the Trustee shall be entitled to receive an Officers' Certificate and Opinion of Counsel to the effect that such supplemental indenture is authorized or permitted by this Indenture and will be valid and binding on the Company in accordance with its terms.

                                   ARTICLE 10.

                                   CONVERSION

SECTION 10.1 CONVERSION PRIVILEGE.
----------------------------------

         Each Holder may, at such Holder's option, at any time prior to the close of business on February 1, 2007, unless earlier redeemed or repurchased, convert such Holder's Debentures, in whole or in part (in denominations of $1,000 or multiples thereof), at 100% of the principal amount so converted, into shares of Common Stock at a conversion price per share equal to $19.25, as such conversion price may be adjusted from time to time in accordance with this
Article 10 (the "CONVERSION PRICE").

SECTION 10.2 CONVERSION PROCEDURE.
----------------------------------

         To convert a Debenture, the Holder thereof must (1) complete and sign the "Form of Election to Convert" thereon (unless such Holder is The Depository Trust Company ("DTC") or its nominee, in which case the customary procedures of DTC will apply), (2) surrender such Debenture to the Conversion Agent, (3) furnish appropriate endorsements and transfer documents if required by the Registrar or the Conversion Agent, (4) pay any transfer or similar tax if required by Section 10.6 and (5) make any payment required by the first proviso to the third sentence of this paragraph. The Company's delivery to the Holder of a fixed number of shares of Common Stock (and any cash in lieu of fractional shares of Common Stock into which such

Debenture is converted) shall be deemed to satisfy the Company's obligation to pay the principal amount of such Debenture and, except as provided in the next sentence, all accrued interest on such Debenture. If such Debenture (including a Debenture which has been called for redemption and even if a Change of Control Offer has been made) is converted after a regular interest payment record date and prior to the related Interest Payment Date, the full interest installment on such Debenture scheduled to be paid on such Interest Payment Date shall be payable on such Interest Payment Date to the Holder of record at the close of business on such record date.

         As promptly as practicable after the surrender of a Debenture in compliance with this Section 10.2, the Company shall issue and deliver at the office or agency of the Registrar or the Conversion Agent to such Holder, or on such Holder's written order, a certificate or certificates for the full number of whole shares of Common Stock issuable upon the conversion of such Debenture in accordance with the provisions of this Article 10 and a check or cash with respect to any fractional share of Common Stock arising upon such conversion as provided in Section 10.3. In case any Debenture of a denomination greater than $1,000 shall be surrendered for partial conversion, then, subject to Article 2, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of the Debenture so surrendered, without charge to such Holder, a new Debenture or Debentures in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Debenture.

         Each conversion shall be deemed to have been effected on the date on which such Debenture shall have been surrendered in compliance with this Section 10.2, and the Person in whose name any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become on said date the holder of record of the shares of Common Stock represented thereby for all purposes; provided, however, that no surrender of a Debenture on any date when the stock transfer books of the Company shall be closed shall be effective to constitute the Person or Persons entitled to receive such shares upon such conversion as the record holder or holders of such shares on such date, but such surrender shall be effective to constitute the Person or Persons entitled to receive such shares as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open and, in any such case, such conversion shall be at the Conversion Price in effect on the date on which such Debenture shall have been surrendered.

         If the last day on which a Debenture may be converted is not a Business Day, the Debenture may be surrendered to that Conversion Agent on the next succeeding Business Day.

         Provisions of this Indenture that apply to conversion of all of a Debenture also apply to conversion of a portion of such Debenture.

SECTION 10.3 CASH PAYMENTS IN LIEU OF FRACTIONAL SHARES.
--------------------------------------------------------

         No fractional shares of Common Stock or scrip representing fractional shares of Common Stock shall be issued upon conversion of Debentures. If more than one Debenture shall be surrendered for conversion at one time by the same Holder, the full number of whole shares of Common Stock which shall be issuable upon conversion shall be computed on the basis of the aggregate principal amount of Debentures (or specified portions thereof to the extent permitted hereby) so surrendered. If any fractional share of Common Stock would be issuable upon the conversion of any Debenture or Debentures, the Company shall make an adjustment therefor in cash at the Current Market Price of the Common Stock as of the close of business on the Business Day prior to such conversion.

SECTION 10.4 ADJUSTMENT OF CONVERSION PRICE.
--------------------------------------------

         (a) If the Company shall (i) pay a dividend or other distribution, in Common Stock, on any class of Capital Stock of the Company or any Subsidiary which is not wholly owned by the Company, (ii) subdivide the outstanding Common Stock into a greater number of shares by any means or (iii) combine the outstanding Common Stock into a smaller number of shares by any means (including, without limitation, a reverse stock split), then in each such case the Conversion Price in effect immediately prior thereto shall be adjusted so that the Holder of any Debenture thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock that such Holder would have owned or have been entitled to receive upon the happening of such event had such Debenture been converted immediately prior to the relevant record date or, if there is no such record date, the effective date of such event. An adjustment made pursuant to this Section 10.4(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date of such subdivision or combination, as the case may be.

         (b) If the Company shall (i) issue or distribute (at a price per share less than the Current Market Price per share of such Capital Stock on the date of such issuance or distribution) Capital Stock generally to holders of Common Stock or to holders of any class or series of Capital Stock which is convertible into or exchangeable or exercisable for Common Stock (excluding an issuance or distribution of Common Stock described in Section 10.4(a)) or (ii) issue or distribute generally to such holders rights, warrants, options or convertible or exchangeable securities entitling the holder thereof to subscribe for, purchase, convert into or exchange for Capital Stock at a price per share less than the Current Market Price per share of such Capital Stock on the date of issuance or distribution, then, in each such case, at the earliest of (A) the date the Company enters into a firm contract for such issuance or distribution, (B) the record date for the determination of stockholders entitled to receive any such Capital Stock or any such rights, warrants, options or convertible or exchangeable securities or (C) the date of actual issuance or distribution of any such Capital Stock or any such rights, warrants, options or convertible or exchangeable securities, the Conversion Price shall be reduced by multiplying the Conversion Price in effect immediately prior to such earliest date by:

         (x) if such Capital Stock is Common Stock, a fraction the numerator of which is the number of shares of Common Stock outstanding on such earliest date plus the number of shares of Common Stock which could be purchased at the Current Market Price per share of Common Stock on the date of such issuance or distribution with the aggregate consideration (based on the Fair Market Value thereof) received or receivable by the Company either (A) in connection with such issuance or distribution or (B) upon the conversion, exchange, purchase or subscription of all such rights, warrants, options or convertible or exchangeable securities (the "AGGREGATE CONSIDERATION"), and the denominator of which is the number of shares of Common Stock outstanding on such earliest date plus the number of shares of Common Stock to be so issued or distributed or to be issued upon the conversion, exchange, purchase or subscription of all such rights, warrants, options or convertible or exchangeable securities; or

         (y) if such Capital Stock is other than Common Stock, a fraction the numerator of which is the Current Market Price per share of Common Stock on such earliest date minus an amount equal to (A) the sum of (1) the Current Market Price per share of such Capital Stock multiplied by the number of shares of such Capital Stock to be so issued minus (2) the Aggregate Consideration, divided by (B) the number of shares of Common Stock outstanding on such date, and the denominator of which is the Current Market Price per share of Common Stock on such earliest date.

Such adjustment shall be made successively whenever any such Capital Stock, rights, warrants, options or convertible or exchangeable securities are so issued or distributed. In determining whether any rights, warrants, options or convertible or exchangeable securities entitle the holders thereof to subscribe for, purchase, convert into or exchange for shares of such Capital Stock at less than such Current Market Price, there shall be taken into account the Fair Market Value of any consideration received or receivable by the Company for such rights, warrants, options or convertible or exchangeable securities. If any right, warrant, option or convertible or exchangeable securities, the issuance of which resulted in an adjustment in the Conversion Price pursuant to this
Section 10.4(b), shall expire and shall not have been exercised, the Conversion Price shall immediately upon such expiration be recomputed to the Conversion Price which would have been in effect if such right, warrant, option or convertible or exchangeable securities had never been distributed or issued. Notwithstanding anything contained in this paragraph to the contrary, the issuance of Capital Stock upon the exercise of such rights, warrants or options or the conversion or exchange of such convertible or exchangeable securities will not cause an adjustment in the Conversion Price if no such adjustment would have been required at the time such right, warrant, option or convertible or exchangeable security was issued or distributed; provided, however, that, if the consideration payable upon such exercise, conversion or exchange and/or the Capital Stock receivable thereupon are changed after the time of the issuance or distribution of such right, warrant, option or convertible or exchangeable security, then such change shall be deemed to be the expiration thereof without having been exercised and the issuance or distribution of new options, rights, warrants or convertible or exchangeable securities.

         Notwithstanding anything contained in this Indenture to the contrary, options, rights or warrants issued or distributed by the Company, including options, rights or warrants distributed prior to the date of this Indenture, to holders of Common Stock generally which, until the occurrence of a specified event or events (a "TRIGGER EVENT"), (i) are deemed to be transferred with Common Stock, (ii) are not exercisable and (iii) are also issued on a pro rata basis with respect to future issuances of Common Stock, shall be deemed not to have been issued or distributed for purposes of this Section 10.4 (and no adjustment to the Conversion Price under this Section 10.4 will be required) until the occurrence of the earliest Trigger Event, whereupon such options, rights and warrants shall be deemed to have been distributed and an adjustment (if any is required) to the Conversion Price shall be made in accordance with this Section 10.4(b). If any such option, right or warrant, including any such options, rights or warrants distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such options, rights or warrants become exercisable to purchase different securities, evidences of indebtedness, cash, Properties or other assets or different amounts thereof, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and record date with respect to new options, rights or warrants with such new purchase rights (and a termination or expiration of the existing options, rights or warrants without exercise thereof). In addition, in the event of any distribution (or deemed distribution) of options, rights or warrants, or any Trigger Event or other event of the type described in the preceding sentence, that required (or would have required but for the provisions of Section 10.4(e)) an adjustment to the Conversion Price under this Section 10.4 which was in fact made and such options, rights or warrants shall thereafter have been redeemed or repurchased without having been exercised, then the Conversion Price shall be readjusted upon such redemption or repurchase to give effect to such distribution, Trigger Event or other event, as the case may be, as though it had instead been a cash distribution, equal on a per share basis to the result of the aggregate redemption or repurchase price received by holders of such options, rights or warrants divided by the number of shares of Common Stock outstanding as of the date of such repurchase or redemption, made to holders of Common Stock generally as of the date of such redemption or repurchase. For purposes of this paragraph, the earlier of the Distribution Date, Redemption Date or Final Expiration Date shall be deemed to be a Trigger Event with respect to the Rights and the Flip-in Event shall be deemed to be an event described in the second sentence of this paragraph.

         Notwithstanding anything contained in this Section 10.4(b) to the contrary, no adjustment shall be made in the Conversion Price pursuant to this
Section 10.4(b) with respect to the issuance of Common Stock or options or other rights to purchase Common Stock pursuant to any employee stock purchase, bonus, award, grant, option or ownership plan (including, without limitation, an employee stock ownership plan which is part of an employee benefit plan qualified under Section 401 of the Internal Revenue Code of 1986, as amended (the "CODE"), an employee stock option or incentive stock option plan qualified under Section 422 of the Code and a restricted stock plan), including the issuance of Common Stock upon the exercise of such options; provided, that, for purposes of this paragraph, the term "employee" includes directors, consultants and advisors and the term "plan" means a plan, program or arrangement in which 5 or more Persons are eligible to participate (or, if only directors of the Company are eligible to participate and there are fewer than 5 such directors, in which all of such directors are eligible to participate).

         (c) If the Company shall pay or distribute, as a dividend or otherwise, generally to holders of Common Stock or any class or series of Capital Stock which is convertible into or exercisable or exchangeable for Common Stock any assets, Properties or rights (including, without limitation, evidences of indebtedness of the Company, any Subsidiary or any other Person, cash or Capital Stock or other securities of the Company, any Subsidiary or any other Person, but excluding payments and distributions as described in Section 10.4(a) or 10.4(b), dividends and distributions in connection with the liquidation, dissolution or winding up of the Company in its entirety and distributions consisting solely of cash described in Section 10.4(d)), then in each such case the Conversion Price shall be reduced by multiplying the Conversion Price in effect immediately prior to the date of such payment or distribution by a fraction, the numerator of which is the Current Market Price per share of Common Stock on the record date for the determination of stockholders entitled to receive such payment or distribution less the Fair Market Value per share on such record date of the assets, Properties or rights so paid or distributed, and the denominator of which is the Current Market Price per share of Common Stock on such record date. Such adjustment shall become effective immediately after such record date. For purposes of this Section 10.4(c), such Fair Market Value per share shall equal the aggregate Fair Market Value on such record date of the assets, Properties or rights so paid or distributed divided by the number of shares of Common Stock outstanding on such record date.

         (d) If the Company shall, by dividend or otherwise, make a distribution (other than in connection with the liquidation, dissolution or winding up of the Company in its entirety), generally to holders of Common Stock or any class or series of Capital Stock which is convertible into or exercisable or exchangeable for Common Stock, consisting solely of cash where (x) the sum of (i) the aggregate amount of such cash plus (ii) the aggregate amount of all cash so distributed (by dividend or otherwise) to such holders within the 12-month period ending on the record date for determining stockholders entitled to receive such distribution with respect to which no adjustment has been made to the Conversion Price pursuant to this Section 10.4(d) exceeds (y) 10% of the result of the multiplication of (1) the Current Market Price per share of Common Stock on such record date times (2) the number of shares of Common Stock outstanding on such record date, then the Conversion Price shall be reduced, effective immediately prior to the opening of business on the day following such record date, by multiplying the Conversion Price in effect immediately prior to the close of business on the day prior to such record date by a fraction, the numerator of which is the Current Market Price per share of Common Stock on such record date less the aggregate amount of cash per share so distributed and the denominator of which is such Current Market Price; provided, however, that, if the aggregate amount of cash per share is equal to or greater than such Current Market Price, then, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon conversion (with respect to each share of Common Stock issued upon such conversion and in addition to the Common Stock issuable upon conversion) the aggregate amount of cash per share such Holder would have received had such Holder's Debenture been converted immediately prior to such record date. In no event shall the Conversion Price be increased pursuant to this Section 10.4(d); provided, however, that if such distribution is not so made, the Conversion Price shall be adjusted to be the Conversion Price which would have been in effect if such distribution had not been declared. For purposes of this paragraph of this Section 10.4(d), such aggregate amount of cash per share shall equal such sum divided by the number of shares of Common Stock outstanding on such record date.

         (e) The provisions of this Section 10.4 shall similarly apply to all successive events of the type described in this Section 10.4. Notwithstanding anything contained herein to the contrary, no adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Conversion Price then in effect; provided, however, that any adjustments which by reason of this Section 10.4(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article 10 shall be made by the Company and shall be made to the nearest cent or to the nearest one hundredth of a share, as the case may be, and the Trustee shall be entitled to rely conclusively thereon. Notwithstanding anything contained in this Section 10.4 to the contrary, the Company shall be entitled to make such reductions in the Conversion Price, in addition to those required by this Section 10.4, as it in its discretion shall determine to be advisable in order that any stock dividends, subdivision of shares, distribution of rights to purchase stock or securities, or distribution of securities convertible into or exchangeable for stock hereafter made by the Company to its stockholders shall not be taxable. Except as provided in this Article 10, no adjustment in the Conversion Price will be made for the issuance of Common Stock or any securities convertible into or exchangeable for Common Stock or carrying the right to purchase Common Stock or any securities so convertible or exchangeable.

         (f) Whenever the Conversion Price is adjusted as provided herein, the Company shall promptly file with the Trustee and any Conversion Agent other than the Trustee an Officers' Certificate setting forth the Conversion Price in effect after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Promptly after delivery of such Officers' Certificate, the Company shall give or cause to be given to each Holder a notice of such adjustment of the Conversion Price setting forth the adjusted Conversion Price and the date on which such adjustment becomes effective.

         (g) Notwithstanding anything contained herein to the contrary, in any case in which this Section 10.4 provides that an adjustment in the Conversion Price shall become effective immediately after a record date for an event, the Company may defer until the occurrence of such event (i) issuing to the Holder of any Debenture converted after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the number of shares of Common Stock issuable upon such conversion before giving effect to such adjustment and (ii) paying to such Holder any amount in cash in lieu of any fractional share of Common Stock pursuant to Section 10.3.

SECTION 10.5 EFFECT OF RECLASSIFICATION, CONSOLIDATION, MERGER OR SALE.
-----------------------------------------------------------------------

         In the event of (i) any reclassification (including, without limitation, a reclassification effected by means of an exchange or tender offer by the Company or any Subsidiary) or change of outstanding Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), (ii) any consolidation, merger or combination of the Company with another corporation as a result of which holders of Common Stock shall be entitled to receive securities or other Property (including cash) with respect to or in exchange for Common Stock or (iii) any sale or conveyance of the Property of the Company as, or substantially as, an entirety to any other corporation as a result of which holders of Common Stock shall be entitled to receive securities or other Property (including cash) with respect to or in exchange for Common Stock, then the Company or the successor or purchasing corporation, as the case may be, shall enter into a supplemental indenture providing that each Debenture shall be convertible into the kind and amount of securities or other Property (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance which the Holder of such Debenture would have received if such Debenture had been converted immediately prior to such reclassification, change, consolidation, merger, combination, sale or conveyance. Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 10.

         Whenever a supplemental indenture is entered into as provided herein, the Company shall promptly file with the Trustee and any Conversion Agent other than the Trustee an Officers' Certificate setting forth a brief statement of the facts requiring such supplemental indenture. Promptly after delivery of such Officers' Certificate, the Company shall give or cause to be given to each Holder a notice of the execution of such supplemental indenture.

         The provisions of this Section 10.5 shall similarly apply to all successive events of the type described in this Section 10.5.

SECTION 10.6 TAXES ON SHARES ISSUED.
------------------------------------

         The issuance of a certificate or certificates on conversions of Debentures shall be made without charge to the Holders of such Debentures for any tax or charge with respect to the issuance thereof. The Company shall not, however, be required to pay any tax or charge which may be payable with respect to any transfer involved in the issuance and delivery of a certificate or certificates in any name other than that of the Holders of such Debentures, and the Company shall not be required to issue or deliver any such certificate or certificates unless and until the Person or Persons requesting the issuance thereof shall have paid to the Company the amount of such tax or charge or shall have established to the satisfaction of the Company that such tax or charge has been paid.

SECTION 10.7 RESERVATION OF SHARES; SHARES TO BE FULLY PAID; COMPLIANCE WITH
----------------------------------------------------------------------------
             GOVERNMENT REQUIREMENTS; LISTING OF COMMON STOCK.
             -------------------------------------------------

         The Company shall reserve, out of its authorized but unissued Common Stock or its Common Stock held in treasury, sufficient shares of Common Stock to provide for the conversion of all of the Debentures that are outstanding from time to time.

         Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value, if any, of the Common Stock issuable upon conversion of Debentures, the Company will take all corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue Common Stock at such adjusted Conversion Price.

         The Company covenants that all Common Stock which may be issued upon conversion of Debentures will, upon issuance, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance and delivery thereof.

         The Company covenants that if any Common Stock issued or delivered upon conversion of Debentures hereunder require registration with or approval of any governmental authority under any applicable federal or state law (excluding federal or state securities laws) before such Common Stock may be lawfully issued, the Company will in good faith and as expeditiously as possible endeavor to secure such registration or approval, as the case may be.

         The Company covenants that it will not take any action which would cause the exemption from the registration requirement of Section 5 of the Securities Act afforded by Section 3(a)(9) of the Securities Act to be unavailable with respect to the issuance and delivery of Common Stock upon the conversion of Debentures in accordance with this Indenture.

SECTION 10.8 RESPONSIBILITY OF TRUSTEE REQUIREMENTS.
----------------------------------------------------

         The Trustee and any other Conversion Agent shall not at any time be under any duty or responsibility to any Holder to determine whether any fact exists which may require any adjustment of the Conversion Price or other adjustment, or with respect to the nature, extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making any such adjustment, or with respect to the correctness thereof. The Trustee and any other Conversion Agent shall not be accountable with respect to the validity, value, kind or amount of any item at any time issued or delivered upon the conversion of any Debenture, and neither the Trustee nor any other Conversion Agent makes any representations with respect thereto. Subject to Section 7.1, neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any item upon the surrender of any Debenture for conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article 10. Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 10.5, but, subject to the provisions of Section 7.1, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers' Certificate with respect thereto.

SECTION 10.9 NOTICE TO HOLDERS PRIOR TO CERTAIN ACTIONS.
--------------------------------------------------------

         In the event that:

         (a) the Company shall declare or authorize any event which could result in an adjustment in the Conversion Price under Section 10.4 or require the execution of a supplemental indenture under Section 10.5; or

         (b) the Company shall authorize the granting to the holders of Common Stock generally of rights, options or warrants to subscribe for or purchase any shares of any class or series of Capital Stock of the Company or any Subsidiary or any other rights, options or warrants, the reclassification of Common Stock (other than a subdivision or combination of outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), the combination, consolidation or merger of the Company for which approval of any stockholders of the Company is required, the sale or transfer of all or substantially all of the assets of the Company or the voluntary or involuntary dissolution, liquidation or winding-up of the Company in whole or in part;

then, in each such case, the Company shall file or cause to be filed with the Trustee and shall give or cause to be given to each Holder, as promptly as possible but in any event at least 15 days prior to the applicable date hereinafter specified, a notice stating the date on which a record is to be taken for the purpose of determining the holders of outstanding Common Stock entitled to participate in such event, the date on which such event is expected to become effective or occur and the date on which it is expected that holders of outstanding Common Stock of record shall be entitled to surrender their shares, or receive any items, in connection with such event. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such event.

                                   ARTICLE 11.

                                  SUBORDINATION

SECTION 11.1 AGREEMENT TO SUBORDINATE.
--------------------------------------

         The Company covenants and agrees, and each Holder, by such Holder's acceptance of a Debenture, likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Article 11, the indebtedness represented by the Debentures and the payment of the Principal and repurchase price, if any, of and interest on each and all of the Debentures are hereby expressly made subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness.

         No provision of this Article 11 shall prevent the occurrence of any Default or Event of Default hereunder.

SECTION 11.2 PAYMENT OVER OF PROCEEDS UPON DISSOLUTION, ETC.
------------------------------------------------------------

         In the event of (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to the Company or to its creditors, as such, or to its assets, or (b) any liquidation, dissolution or other winding-up of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of the Company, then and in any such event the holders of Senior Indebtedness shall be entitled to receive payment in full of all amounts due or to become due on or with respect to all Senior Indebtedness, or provision shall be made for such payment in money or money's worth, before the Holders are entitled to receive any payment on account of Principal or repurchase price, if any, of or interest on the Debentures, and to that end the holders of Senior Indebtedness shall be entitled to receive, for application to the payment thereof, any payment or distribution of any kind or character, whether in cash, property or securities, which may be payable or deliverable with respect to the Debentures in any such case, proceeding, liquidation, dissolution or other winding up or event.

         In the event that, notwithstanding the foregoing provisions of this
Section 11.2, the Trustee or any Holder shall have received any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, before all Senior Indebtedness is paid in full or payment thereof provided for, and if such fact shall, at or prior to the time of such payment or distribution, have been made known to the Trustee or, as the case may be, such Holder, then and in such event such payment or distribution shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other Person making payment or distribution of assets of the Company for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all Senior Indebtedness in full, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

         The consolidation of the Company with, or the merger of the Company into, another Person or the liquidation or dissolution of the Company following the conveyance or transfer of its properties and assets substantially as an entirety to another Person upon the terms and conditions set forth in Article 5 shall not be deemed a dissolution, winding-up, liquidation, reorganization, assignment for the benefit of creditors or marshalling of assets and liabilities of the Company for the purposes of this Section 11.2 if the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer such properties and assets substantially as an entirety, as the case may be, shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions set forth in Article 5.

SECTION 11.3 PRIOR PAYMENT TO SENIOR INDEBTEDNESS UPON ACCELERATION OF
----------------------------------------------------------------------
             DEBENTURES.
             -----------

         In the event that any Debentures are declared due and payable before their stated maturity, then and in such event the holders of Senior Indebtedness outstanding at the time such Debentures so become due and payable shall be entitled to receive payment in full of all amounts due or to become due on or with respect to such Senior Indebtedness, or provision shall be made for such payment in money or money's worth, before the Holders are entitled to receive any payment by the Company on account of the Principal or repurchase price, if any, of or interest on the Debentures or on account of the purchase or other acquisition of Debentures.

         In the event that, notwithstanding the foregoing, the Company shall make any payment to the Trustee or to any Holder prohibited by the foregoing provision of this Section 11.3, and if such fact shall, at or prior to the time of such payment, have been made known to the Trustee by written notice or, as the case may be such Holder, then and in such event such payment shall be paid over and delivered forthwith to the Company.

         The provisions of this Section 11.3 shall not apply to any payment with respect to which Section 11.2 would be applicable.

SECTION 11.4 NO PAYMENT WHEN SENIOR INDEBTEDNESS IN DEFAULT.
------------------------------------------------------------

         (a) In the event and during the continuation of any default in the payment of principal of or interest on any Senior Indebtedness beyond any applicable grace period with respect thereto, or in the event that any event of default with respect to any Senior Indebtedness shall have occurred and be continuing permitting the holders of such Senior Indebtedness (or a trustee on behalf of the holders thereof) to declare such Senior indebtedness due and payable prior to the date on which it would otherwise have become due and payable, unless and until such event of default shall have been cured or waived or shall have ceased to exist or the Company and the Trustee shall have received written notice from the Representative of the Senior Indebtedness with respect to which such event of default relates approving payment on the Debentures, then no payment shall be made by the Company with respect to the Principal or repurchase price, if any, or interest on the Debentures or to acquire any of the Debentures; provided that no such default will prevent any payment on, or with respect to, the Debentures for more than 120 days unless the maturity of such Senior Indebtedness has been accelerated. Not more than one such 120 day delay may be made in any consecutive 360 day period, irrespective of the number of defaults with respect to Senior Indebtedness during such period.

         In the event that, notwithstanding the foregoing, the Company shall make any payment to the Trustee or to any Holder prohibited by the foregoing provision of this Section 11.4, and if such fact shall, at or prior to the time of such payment, have been made known to the Trustee by written notice or, as the case may be such Holder, then and in such event such payment shall be paid over and delivered forthwith to the Company.

         The provisions of this Section 11.4 shall not apply to any payment with respect to which Section 11.2 would be applicable.

SECTION 11.5 PAYMENT PERMITTED IF NO DEFAULT.
---------------------------------------------

         Nothing contained in this Article 11 or elsewhere in this Indenture or in any of the Debentures shall prevent (a) the Company, at any time except during the pendency of any case, proceeding, dissolution, liquidation or other winding-up, assignment for the benefit of creditors or other marshalling of assets and liabilities of the Company referred to in Section 11.2 or under the conditions described in Section 11.3 or 11.4, from making payments at any time of Principal or repurchase price, if any, of or interest on the Debentures or
(b) the application by the Trustee of any money deposited with it hereunder to the payment of or on account of the Principal or repurchase price, if any, of or interest on the Debentures or the retention of any such payment by the Holders, if, at the time of the application by the Trustee, it did not have knowledge that such payment would have been prohibited by the provisions of this Article 11.

SECTION 11.6 SUBROGATION TO RIGHTS OF HOLDERS OF SENIOR INDEBTEDNESS.
---------------------------------------------------------------------

         Subject to the payment in full of all Senior Indebtedness, the Holders shall be subrogated to the extent of the payments or distributions made to the holders of such Senior Indebtedness pursuant to the provisions of this Article 11 (equally and ratably with the holders of all indebtedness of the Company which is not Senior Indebtedness and which is entitled to like rights of subrogation) to the rights of the holders of such Senior Indebtedness to receive payments and distributions of cash, property and securities applicable to the Senior Indebtedness until the Principal or repurchase price, if any, of and interest on the Debentures shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of Senior Indebtedness of any cash, property or securities to which the Holders or the Trustee would be entitled except for the provisions of this Article, and no payments over pursuant to the provisions of this Article to the holders of Senior Indebtedness by Holders or the Trustee, shall, as among the Company, its creditors other than holders of Senior Indebtedness and the Holders be deemed to be a payment or distribution by the Company to or on account of Senior Indebtedness.

SECTION 11.7 PROVISIONS SOLELY TO DEFINE RELATIVE RIGHTS.
---------------------------------------------------------

         The provisions of this Article 11 are and are intended solely for the purpose of defining the relative rights of the Holders on the one hand and the holders of Senior Indebtedness on the other hand. Nothing contained in this
Article 11 or elsewhere in this Indenture or in the Debentures is intended to or shall: (a) impair, as among the Company, its creditors other than holders of Senior Indebtedness and the Holders, the obligation of the Company, which is absolute and unconditional (and which, subject to the rights under this Article 11 of the holders of Senior Indebtedness, is intended to rank equally with all other general obligations of the Company), to pay to the Holders the Principal or repurchase price, if any, of and interest on the Debentures as and when the same shall become due and payable in accordance with their terms; or (b) affect the relative rights against the Company of the Holders and creditors of the Company other than the holders of Senior Indebtedness; or (c) prevent the Trustee or any Holder from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article 11 of the holders of Senior Indebtedness to receive cash, property and securities otherwise payable or deliverable to the Trustee or such Holder.

SECTION 11.8 TRUSTEE TO EFFECTUATE SUBORDINATION.
-------------------------------------------------

         Each Holder of a Debenture by acceptance thereof authorizes and directs the Trustee on such Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article 11 and appoints the Trustee as such Holder's attorney-in-fact for any and all such purposes.

SECTION 11.9 NO WAIVER OF SUBORDINATION PROVISIONS.
---------------------------------------------------

         No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act by the Company or by any act or failure to act, in good faith, by any such holder, or by any non-compliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

         Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders, without incurring responsibility to the Holders and without impairing or releasing the subordination provided in this Article 11 or the obligations hereunder of the Holders to the holders of Senior Indebtedness, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness, or otherwise amend or supplement in any manner Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (iii) release any Person liable in any manner for the collection of Senior Indebtedness; and (iv) exercise or refrain from exercising any rights against the Company and any other Person.

SECTION 11.10 NOTICE TO TRUSTEE.
--------------------------------

         The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee with respect to the Debentures. Notwithstanding the provisions of this Article 11 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee with respect to the Debentures, unless and until the Trustee shall have received written notice thereof from the Company or a holder of Senior Indebtedness or from any Representative therefor, and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of
Section 7.1, shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice provided for in this Section 11.10 at least 10 Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment of the principal of (and premium, if any) or interest on any Debenture), then, notwithstanding anything herein contained to the contrary, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it during or after such 10 Business Day period.

         Subject to the provisions of Section 7.1, the Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Indebtedness (or a Representative therefor) to establish that such notice has been given by a holder of Senior Indebtedness (or a Representative therefor). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article 11, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article 11, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

SECTION 11.11 RELIANCE ON JUDICIAL ORDER OR CERTIFICATE OF LIQUIDATING AGENT.
-----------------------------------------------------------------------------

         Upon any payment or distribution of assets of the Company referred to in this Article 11, the Trustee, subject to the provisions of Section 7.1, and the Holders shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding-up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 11.

SECTION 11.12 TRUSTEE NOT FIDUCIARY FOR HOLDERS OF SENIOR INDEBTEDNESS.
-----------------------------------------------------------------------

         The Trustee shall not be deemed to owe any fiduciary duty to, or be subject to any implied covenants or obligations in favor of, the holders of Senior Indebtedness and shall not be liable to any such holders if it shall in good faith mistakenly pay over or distribute to Holders or to the Company or to any other Person cash, property or securities to which any holders of Senior Indebtedness shall be entitled by virtue of this Article 11 or otherwise.

SECTION 11.13 RIGHTS OF TRUSTEE AS HOLDER OF SENIOR INDEBTEDNESS; PRESERVATION
------------------------------------------------------------------------------
              OF TRUSTEE'S RIGHTS.
              --------------------

         The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article 11 with respect to any Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder.

         Nothing in this Article 11 shall subordinate to Senior Indebtedness the claims of, or payments to, the Trustee under or pursuant to Section 7.7.

SECTION 11.14 ARTICLE APPLICABLE TO PAYING AGENTS.
--------------------------------------------------

         In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "TRUSTEE" as used in this Article 11 shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article 11 in addition to or in place of the Trustee; provided, however, that Section 11.13 shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as Paying Agent.

SECTION 11.15 CERTAIN CONVERSIONS DEEMED PAYMENT.
-------------------------------------------------

         For the purposes of this Article 11 only, (a) the issuance and delivery of Junior Securities upon conversion of Debentures in accordance with Article 10 shall not be deemed to constitute a payment or distribution on account of the Principal or repurchase price, if any, of or interest on Debentures or on account of the purchase or other acquisition of Debentures and (b) the payment, issuance or delivery of cash, property or securities (other than Junior Securities) upon conversion of a Debenture shall be deemed to constitute payment on account of the Principal of such Debenture. Nothing contained in this Article 11 or elsewhere in this Indenture or in the Debentures is intended to or shall impair, as among the Company, its creditors other than holders of Senior Indebtedness and the Holders, the right, which is absolute and unconditional, of a Holder to convert any Debenture in accordance with Article 10.

                                   ARTICLE 12.

                               MEETINGS OF HOLDERS


SECTION 12.1 ACTION BY HOLDERS.
-------------------------------

         Whenever in this Indenture it is provided that the Holders of a specified percentage in aggregate principal amount of the Debentures may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action, the Holders of such specified percentage have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by Holders in person or by proxy appointed in writing or (b) by the record of the Holders voting in favor thereof at any meeting of Holders called and held in accordance with the provisions of this
Article 12. Whenever the Company or the Trustee solicits the taking of action by the Holders, the Company or the Trustee may fix in advance of such solicitation a date as the record date for determining Holders entitled to take such action. If a record date is fixed, those and only those Persons who are Holders at the record date so fixed, or their proxies, shall be entitled to take such action regardless of whether they are Holders at the time of such action.

SECTION 12.2 PURPOSES FOR WHICH MEETINGS MAY BE CALLED.
-------------------------------------------------------

         A meeting of Holders may be called at any time and from time to time pursuant to the provisions of this Article 12 for any of the following purposes:

               (a) to give any notice to the Company, or the Trustee, or to give any directions to the Trustee, or to waive or to consent to the waiving of any Default hereunder and its consequences, or to take any other action authorized to be taken by Holders pursuant to any of the provisions of Article 6;

               (b) to remove the Trustee or to appoint a successor Trustee pursuant to the provisions of Article 7;

               (c) to consent to the execution of an indenture or indentures supplemental hereto pursuant to Section 9.2; or

               (d) to take any other action (i) authorized to be taken by or on behalf of the Holders of any specified aggregate principal amount of the Debentures under any other provision of this Indenture, or authorized or permitted by law or (ii) which the Trustee deems necessary or appropriate in connection with the administration of this Indenture.

SECTION 12.3 MANNER OF CALLING MEETINGS.
----------------------------------------

         The Trustee may at any time call a meeting of Holders to take any action specified in Section 12.2, to be held at such time and at such place in the City of New York, New York or such other place as the Trustee shall determine. Notice of every meeting of Holders, setting forth the time and place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given by the Trustee, to the Company and to each Holder not less than 10 nor more than 60 days prior to the date fixed for such meeting.

         Any meeting of Holders shall be valid without notice if the Holders of all Debentures then outstanding are present in person or by proxy, or if notice is waived before or after the meeting by all of the Holders and if the Company and the Trustee are either present by duly authorized representatives or have, before or after the meeting, waived notice.

SECTION 12.4 CALL OF MEETINGS BY THE COMPANY OR HOLDERS.
--------------------------------------------------------

         In case at any time the Company or the Holders of not less than 10% in aggregate principal amount of the Debentures then outstanding, shall have requested the Trustee to call a meeting of Holders to take any action specified in Section 12.2, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have given the notice of such meeting within 20 days after receipt of such request, then the Company or the Holders of Debentures in the amount above specified may determine the time and place in the City of New York, New York for such meeting and may call such meeting for the purpose of taking such action, by giving or causing to be given notice thereof as provided in Section 12.3.

SECTION 12.5 WHO MAY ATTEND AND VOTE AT MEETINGS.
-------------------------------------------------

         To be entitled to vote at any meeting of Holders, a person shall be (a) a Holder on the record date for such meeting or, if there is no such record date, on the date of such meeting or (b) a Person appointed by an instrument in writing as proxy for one or more of such Holders. The only Persons who shall be entitled to be present or to speak at any meeting of Holders shall be the Persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

SECTION 12.6 REGULATIONS MAY BE MADE BY TRUSTEE; CONDUCT OF THE MEETING; VOTING
-------------------------------------------------------------------------------
             RIGHTS; ADJOURNMENT.
             --------------------

         Notwithstanding any other provision of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders, in regard to proof of the holding of Debentures and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate.

         The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders as provided in Section 12.4, in which case the Company or the Holders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Holders of a majority in principal amount of the Debentures represented at the meeting and entitled to vote.

         At any meeting each Holder or proxy shall be entitled to one vote for each $1,000 principal amount of Debentures held or represented by such Holder or proxy, as the case may be; provided, however, that no vote shall be cast or counted at any meeting with respect to any Debentures challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Debentures held by such chairman or instruments in writing as aforesaid duly designating such chairman as the proxy to vote on behalf of other Holders. At any meeting of Holders, the presence (in person or by proxy) of Persons holding or representing a majority in aggregate principal amount of the Debentures then outstanding shall be sufficient for a quorum. Any meeting of Holders duly called pursuant to the provisions of Section 12.3 or 12.4 may be adjourned from time to time by vote of the Holders of a majority in aggregate principal amount of the Debentures represented at the meeting and entitled to vote, and the meeting may be held as so adjourned without further notice.

SECTION 12.7 VOTING AT THE MEETING AND RECORD TO BE KEPT.
---------------------------------------------------------

         The vote upon any resolution submitted to any meeting of Holders shall be by written ballots on which shall be subscribed the signatures of the Holders or of their representatives by proxy and the principal amount of the Debentures voted by the ballot. The permanent chairman of the meeting shall appoint two inspectors of votes, who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Holders shall be prepared by the secretary of the meeting and there shall be attached to such record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the facts, setting forth a copy of the notice of the meeting and showing that such notice was given as provided in Section 12.3 or 12.4. The record shall be signed and verified by the affidavits of the permanent chairman and the secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

         Any record so signed and verified shall be conclusive evidence of the matters therein stated.

SECTION 12.8 EXERCISE OF RIGHTS OF TRUSTEE OR HOLDERS MAY NOT BE HINDERED OR
----------------------------------------------------------------------------
             DELAYED BY CALL OF MEETING.
             ---------------------------

         Nothing contained in this Article 12 shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Holders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Holders under any of the provisions of this Indenture or of the Debentures.

SECTION 12.9 COMMUNICATION BY HOLDERS WITH OTHER HOLDERS.
---------------------------------------------------------

         Holders may communicate pursuant to TIA ss. 312(b) with other Holders with respect to their rights under this Indenture or the Debentures. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA ss. 312(c).

                                   ARTICLE 13.

                                  MISCELLANEOUS

SECTION 13.1 TRUST INDENTURE ACT CONTROLS.
------------------------------------------

         If any provision of this Indenture limits, qualifies or conflicts with another provision which is required or deemed to be included in this Indenture by the TIA, the required or deemed provision shall control.

SECTION 13.2 NOTICES.
---------------------

         Any notice or communication by the Company or the Trustee to the other shall be deemed to have been duly given if given in writing and delivered in person or mailed by first-class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next day delivery addressed as follows:

         if to the Company:

                           Lomak Petroleum, Inc.

                           500 Throckmorton Street
                           Suite 2104
                           Fort Worth, Texas 76102

                           Fax No.: (817) 870-2601
                           Attention:  President

         if to the Trustee:

                           Keycorp Shareholder Services, Inc.
                           127 Public Square
                           15th Floor
                           Cleveland, Ohio 44114-1306
                           Fax. No.: (216) 689-5440
                           Attention: Mr. Michael Lang

The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

         All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

         Any notice or communication to a Holder shall be in writing and shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its last address shown on the Register. Any notice or communication shall also be so mailed to any Person described in TIA ss. 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

         If a notice or communication is given in the manner provided above within the time prescribed, it shall be deemed to have been duly given, whether or not received by the addressee.

         If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

SECTION 13.3 CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.
----------------------------------------------------------------

         Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

                     (a) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                     (b) at the Trustee's request, an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

SECTION 13.4 STATEMENTS REQUIRED IN CERTIFICATE OR OPINION OF COUNSEL.
----------------------------------------------------------------------

         Each Officers' Certificate or Opinion of Counsel with respect to compliance with a condition or covenant in this Indenture shall include:

                     (a) a statement that each Person executing such Officers' Certificate or Opinion of Counsel has read such covenant or condition;

                     (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such Officers' Certificate or Opinion of Counsel are based;

                     (c) a statement that, in the opinion of each such Person, such examination or investigation has been made as is necessary to enable it to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                     (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with; provided, however, that an Opinion of Counsel may be based, insofar as it relates to factual matters, on a certificate or certificates of public officials, a legal opinion of counsel employed by the Company or a Subsidiary or a certificate of or representations by an Officer or Officers unless counsel rendering such Opinion of Counsel actually knows that such certificate, legal opinion or representation is erroneous.

SECTION 13.5 RULES BY TRUSTEE AND AGENTS.
-----------------------------------------

         The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar, Paying Agent or Conversion Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 13.6 LEGAL HOLIDAYS.
----------------------------

         If a payment date is not a Business Day at a place of payment, payment may be made at such place of payment on the next succeeding Business Day, and no additional interest shall accrue for the intervening period.

SECTION 13.7 NO RECOURSE AGAINST OTHERS.
----------------------------------------

         A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Debentures or this Indenture or for any claim based on, with respect to or by reason of such obligations or their creation including with respect to any certificate delivered thereunder or hereunder. Each Holder by accepting a Debenture waives and releases all such liability. The waiver and release contained in this Section 13.7 are part of the consideration for the Company's issuance of the Debentures.

SECTION 13.8 COUNTERPARTS.
--------------------------

         This Indenture may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

SECTION 13.9 GOVERNING LAW.
---------------------------

         THE INTERNAL LAWS OF THE STATE OF NEW YORK SHALL GOVERN
THIS INDENTURE AND THE DEBENTURES, WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS THEREOF.

SECTION 13.10 NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.
------------------------------------------------------------

         This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 13.11 SUCCESSORS.
-------------------------

         All agreements of the Company in this Indenture and the Debentures shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 13.12 SEVERABILITY.
---------------------------

         In case any provision of this Indenture or in the Debentures shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 13.13 TABLE OF CONTENTS, HEADINGS, ETC.
-----------------------------------------------

         The Table of Contents and headings of the Articles and Sections have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

         IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be executed as of the day and year first above written.

                                            LOMAK PETROLEUM, INC.

                                            By:
                                               --------------------------------
                                                 Name:
                                                 Title:

Attest:

------------------------------
Name:

                                            KEYCORP SHAREHOLDER SERVICES, INC.

                                            By:
                                               --------------------------------
                                                 Name:
                                                 Title:

Attest:


------------------------------
Name:

                                                                       EXHIBIT A

                               [Face of Debenture]

                              LOMAK PETROLEUM, INC.

                __% CONVERTIBLE SUBORDINATED DEBENTURES DUE 2007

                           [Global Securities Legend]

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

                         [Restricted Securities Legend]

         THIS DEBENTURE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS DEBENTURE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION. EACH PURCHASER OF THIS DEBENTURE IS HEREBY NOTIFIED THAT THE SELLER OF THIS DEBENTURE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF
SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

         THE HOLDER OF THIS DEBENTURE AGREES FOR THE BENEFIT OF THE COMPANY THAT
(A) THIS DEBENTURE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (IV) TO THE COMPANY OR (V) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH
(V) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS DEBENTURE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

                   [Institutional Accredited Investor Legend]

         IN CONNECTION WITH ANY TRANSFER OF THIS DEBENTURE, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

                                                 CUSIP No. 541509 AB 1

No.                                                              $
   -------------------                                            -------------

         LOMAK PETROLEUM, INC. promises to pay to
                                                 ------------------------------
or registered assigns, the principal sum of
                                           ------------------------------------
Dollars on February 1, 2007.

         Interest Payment Dates: February 1 and August 1, commencing February 1, 1997.

         Record Dates:  January 15 and July 15.

         Reference is made to the further provisions of this Debenture set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                                          LOMAK PETROLEUM, INC.

                                          By:
                                             ---------------------------------
                                             Chairman

                                           (SEAL)

                                          ATTEST:

                                          By:
                                             ----------------------------------
                                             Secretary

Authentication:

This is one of the Debentures referred to in the within-mentioned Indenture:

KEYCORP SHAREHOLDER SERVICES, INC.,
as Trustee

By:
   --------------------------------
    Authorized Signature

Dated:
      -----------------------------

                                 [Reverse Side]

         Capitalized terms used herein without definition shall have the meanings ascribed to them in the Indenture dated as of December 20, 1996 between Lomak Petroleum, Inc., a Delaware corporation, and Keycorp Shareholder Services, Inc., as trustee, as amended from time to time in accordance with its terms (the "Indenture").

         1.          INTEREST.

                     (a) The Company shall pay interest on the outstanding principal amount of this Debenture at the rate of 6% per annum from the date of original issuance of any Debentures under the Indenture until maturity. The Company will pay interest semi-annually on February 1 and August 1 of each year commencing February 1, 1997, or if any such day is not a Business Day, on the next succeeding Business Day. Interest on the Debentures will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from the date of original issuance of any Debentures under the Indenture; provided, however, that if there is no existing Default in the payment of interest and this Debenture is authenticated between a record date shown on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

                     (b) To the extent lawful, the Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on
(i) overdue Principal or repurchase price, if any, of the Debentures at the rate borne by the Debentures and (ii) overdue installments of interest on the Debentures at the rate borne by the Debentures.

         2. METHOD OF PAYMENT. The Company will pay interest (except defaulted interest) on the Debentures to Holders at the close of business on the record date shown on the face hereof next preceding the applicable Interest Payment Date (even if such Debentures are cancelled after such record date and on or before such Interest Payment Date), except as provided in Section 10.2 of the Indenture. Defaulted interest shall be paid to Holders as of a special record date established for purposes of determining the Holders entitled thereto. The Debentures will be payable as to Principal, repurchase price and interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York, as set forth in the Indenture, or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the Register, and provided that payment by wire transfer of immediately available funds will be required with respect to Principal of and interest on the Global Security. Such payment shall be in the currency of the United States of America which at the time of payment is legal tender for payment of public and private debts.

         3. PAYING AGENT, REGISTRAR AND CONVERSION AGENT. Initially, the Trustee will act as Paying Agent, Registrar and Conversion Agent. The Company may change any Paying Agent, Registrar or Conversion Agent without notice to any Holder. The Company or any Subsidiary may act in any such capacity.

         4. INDENTURE. The Company issued the Debentures under the Indenture. The terms of the Debentures include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939. The Debentures are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act of 1939 for a statement of such terms. The Debentures are general unsecured obligations of the Company limited to $55,000,000 in aggregate principal amount, subject to Section 2.7 of the Indenture.

         5. OPTIONAL REDEMPTION BY THE COMPANY. The Debentures are not subject to redemption at the option of the Company prior to February 1, 2000. Thereafter, the Debentures will be redeemable at any time prior to maturity at the option of the Company, in whole or in part from time to time, upon not less than 30 days' nor more than 60 days' prior notice to the Holders at the redemption prices (expressed as percentages of principal amount) set forth below:


                         AFTER FEBRUARY 1,          PERCENTAGE
                         -----------------          ----------
                                2000                   104.0
                                2001                   103.5
                                2002                   103.0
                                2003                   102.5
                                2004                   102.0
                                2005                   101.5
                                2006                   101.0


in each case together with accrued but unpaid interest, if any, up to but not including the redemption date.

         6. MANDATORY REDEMPTION. Except as set forth in paragraph 7 below, the Company shall not be required to make mandatory redemptions with respect to the Debentures.

         7. REPURCHASE AT THE OPTION OF HOLDER. Upon a Change of Control, the Company shall offer to repurchase all then outstanding Debentures at a repurchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest to the Change of Control Payment Date, if any. Within 30 days after a Change of Control, the Company shall mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture. A Holder may tender or refrain from tendering all or any portion of such Holder's Debentures, at such Holder's discretion, by completing and signing the form entitled "Option of Holder to Elect Repurchase" below and delivering such form, together with the Debentures with respect to which the repurchase right is being exercised, duly endorsed for transfer to the Company, to the Paying Agent. Any partial tender of Debentures must be made in an integral multiple of $1,000.

         8. CONVERSION. To convert a Debenture, the Holder thereof must (i) complete and sign the "Form of Election to Convert" below (unless such Holder is DTC, in which case the customary procedures of DTC will apply), (ii) surrender such Debenture to the Conversion Agent, (iii) furnish appropriate endorsements and transfer documents if required by the Registrar or the Conversion Agent,
(iv) pay any transfer or similar tax if required by Section 10.6 of the Indenture and (v) make the payment described in the next sentence. If this Debenture (even if this Debenture has been called for redemption or a Change of Control Offer has been made) is converted after a regular interest payment record date and prior to the related Interest Payment Date, the full interest installment on this Debenture scheduled to be paid on such Interest Payment Date shall be payable on such Interest Payment Date to the Holder of this Debenture at the close of business on such record date. No fractional shares of Common Stock will be issued upon conversion, but an adjustment in cash will be made, as provided in the Indenture, with respect to any fractional share which would otherwise be issuable upon conversion. A Holder is not entitled to any rights of a holder of Common Stock until such Holder has converted its Debentures into Common Stock as provided in the Indenture.

         9. SUBORDINATION. The Debentures are subordinated to Senior Indebtedness. To the extent provided in the Indenture, Senior Indebtedness must be paid before the Debentures may be paid. The Company agrees, and each Holder by accepting a Debenture agrees, to the subordination provisions contained in the Indenture and authorizes the Trustee to give effect to such provisions, and each Holder appoints the Trustee its attorney-in-fact for any and all such purposes.

         10. DENOMINATIONS, TRANSFER, EXCHANGE. The Debentures are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. A Holder may transfer or exchange Debentures as provided in the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the exchange or transfer of any Debentures (or portion thereof) during the 15 day period (or shorter) preceding the mailing of a notice of redemption or any Debentures (or portion thereof) with respect to which a repurchase election has been tendered and not withdrawn by the Holder thereof in accordance with Section
4.6 of the Indenture.

         11. PERSONS DEEMED OWNERS. The registered Holder of a Debenture may be treated as its owner for all purposes.

         12. AMENDMENTS AND WAIVERS. Subject to certain exceptions, the Indenture or the Debentures may be amended with the consent of the Holders of at least a majority in aggregate principal amount of the Debentures then outstanding and any existing Default (except a payment default) may be waived with the consent of the Holders of at least a majority in aggregate principal amount of the Debentures then outstanding. Without the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture or the Debentures to (i) cure any ambiguity, defect or inconsistency, provided that such amendment does not in the opinion of the Trustee adversely affect the rights of any Holder, (ii) provide for uncertificated Debentures in addition to or in lieu of certificated Debentures, (iii) comply with Sections 5.1 and 10.5 of the Indenture, (iv) make any change that does not adversely affect the rights of any Holder, (v) comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA and (vi) add to the covenants of the Company.

         13. DEFAULTS AND REMEDIES. Events of Default include: (a) failure to pay any Principal or repurchase price, if any, of any Debenture when due and payable, whether at maturity, upon redemption, upon a Change of Control Offer or otherwise, whether or not such payment is prohibited by the subordination provisions of the Indenture; (b) failure to pay any interest on any Debenture when due and payable, which failure continues for 30 days, whether or not such payment is prohibited by the subordination provisions of the Indenture; (c) failure to perform the other covenants of the Company in the Indenture, which failure continues for 60 days after written notice as provided in the Indenture;
(d) default in payment when due of Principal of, or acceleration of, any indebtedness for money borrowed by the Company or any Subsidiary in excess of $5 million, individually or in the aggregate, if such indebtedness is not discharged, or such acceleration is not annulled, within 10 days after written notice as provided in the Indenture; and (e) certain events of bankruptcy, insolvency or reorganization of the Company or any Significant Subsidiary. If an Event of Default shall occur and be continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Debentures may accelerate the maturity of all Debentures, except that in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Debentures shall immediately so accelerate. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Debentures at the request or direction of any of the Holders. Subject to certain limitations, the Holders of a majority in aggregate principal amount of the outstanding Debentures will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. The Company must furnish an annual compliance certificate to the Trustee.

         14. TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if were not Trustee; provided, however, that if the Trustee acquires any conflicting interest as described in the Trust Indenture Act of 1939, it must eliminate such conflict or resign.

         15. NO RECOURSE AGAINST OTHERS. A director, officer, employee, incorporator or stockholder of the Company, as such, shall not have any liability for any obligations of the Company under the Debentures or the Indenture or for any claim based on, with respect to, or by reason of, such obligations or their creation. Each Holder by accepting a Debenture waives and releases all such liability. The waiver and release contained in Article 13 of the Indenture are part of the consideration for the Company's issuance of the Debentures.

         16. AUTHENTICATION. This Debenture shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

         17. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=Custodian), and U/G/M/A (=Uniform Gifts to Minors Act).

         18. ADDITIONAL RIGHTS OF HOLDERS OF TRANSFER RESTRICTED SECURITIES.
In addition to the rights provided to Holders of Debentures under the Indenture, Holders of Transfer Restricted Securities shall have all the rights set forth in the Registration Rights Agreement.

         The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and the Registration Rights Agreement. Requests may be made to:

                     Lomak Petroleum, Inc.
                     500 Throckmorton Street
                     Suite 2104
                     Fort Worth, Texas 76102
                     Attn: President

                    SCHEDULE OF EXCHANGES OF GLOBAL SECURITY
                            FOR DEFINITIVE SECURITIES


         The following exchanges of this Global Security for Definitive
Securities have been made:

                          Amount of                                           Principal Amount          Signature of
                          decrease in               Amount of increase        of this Global            authorized officer
                          Principal Amount          in Principal              Security following        of Trustee or
                          of this Global            Amount of this            such decrease or          Debentures
Date of Exchange          Security                  Global Security           increase)                 Custodian
--------------------------------------------------------------------------------------------------------------------------

                           FORM OF ELECTION TO CONVERT

         I (we) hereby irrevocably exercise the option to convert this Debenture, or the portion below designated, into shares of Common Stock in accordance with the terms of the Indenture referred to in this Debenture, and direct that the shares issuable and deliverable upon conversion, together with any check in payment for fractional shares, be issued in the name of and delivered to the undersigned registered Holder hereof, unless a different name has been indicated below. If shares are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.

Portion of this Debenture
to be converted (if partial
conversion, $1,000 or an
integral multiple thereof):   $
                               ------------------

                                 Signature:
                                           -----------------------------
                                           (exactly as your name appears on the
                                            face of this Debenture)

                                 Name:
                                      -----------------------------------------
                                 Title:
                                       ----------------------------------------
                                 Address:
                                         --------------------------------------
                                 Phone No.:
                                          -------------------------------------
                                 Date:
                                      -----------------------------------------

If shares are to be issued and registered in the name of a Person other than the undersigned, please print the name and address, including zip code, and social security or other taxpayer identification number of such Person below.

                           Name:
                                --------------------------------
                           Address:
                                   -----------------------------
                           TIN/Social Security No:
                                                  --------------


Signature Guaranteed (if Common Stock to be issued to other than registered holders):

By:
   ---------------------------------------
This signature shall be guaranteed by an eligible guarantor institution (a bank or trust company having an office or correspondent in the United States or a broker or dealer which is a member of a registered securities exchange or the National Association of Securities Dealers, Inc.) with membership in an approved signature guaranty medallion program pursuant to SEC Rule 17Ad-15.

                                 ASSIGNMENT FORM

     (I) or (we) assign and transfer this Debenture to

--------------------------------------------------------------------------------
               (Insert assignee's social security or tax I.D. no.)

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)

and irrevocably appoint
                        -------------------------------------------------------
agent to transfer this Debenture on the Register. The agent may substitute another to act for him.

Date:
     ----------------------
                                  Signature:
                                           -------------------------
                                           (exactly as your name appears on the
                                           face of this Debenture)

                                  Name:
                                       ----------------------------------------
                                  Title:
                                        ---------------------------------------
                                  Address:
                                          -------------------------------------
                                  Phone No.:
                                           ------------------------------------
                                  Date:
                                       ----------------------------------------



Signature Guaranteed:

By:
   -------------------------------------
This signature shall be guaranteed by an eligible guarantor
institution (a bank or trust company having an office or
correspondent in the United States or a broker or
dealer which is a member of a registered securities
exchange or the National Association of Securities
Dealers, Inc.) with membership in an approved signature
guaranty medallion program pursuant to SEC Rule 17Ad-15.



                           ==========================

 [THE FOLLOWING IS APPLICABLE ONLY IF A RESTRICTED SECURITIES LEGEND APPEARS ON
                          THE FACT OF THIS DEBENTURE]

         In connection with any transfer or exchange of any of the Debentures evidenced by this certificate occurring prior to the date that is three years after the later of the date of original issuance of such Debentures and the last date, if any, on which such Debentures were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Debentures are being:

                            [CONTINUED ON NEXT PAGE]

CHECK ONE BOX BELOW:

[ ]      (1)      acquired for the undersigned's own account, without transfer
                  (in satisfaction of Section 2.6(a)(ii)(A) or Section
                  2.6(d)(i)(A) of the Indenture; or

[ ]      (2)      transferred to the Company; or

[ ]      (3)      transferred pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

[ ]      (4)      transferred pursuant to and in compliance with Regulation S under the Securities Act of 1933; or

[ ]      (5)      transferred to an institutional "accredited investor" (as
                  defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933), that has furnished to the Company and the Trustee a signed letter containing certain representations and agreements (the form of which letter appears as Exhibit C to the Indenture); or

[ ]      (6)      transferred pursuant to another available exemption from the registration requirements of the Securities Act of 1933.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Debentures evidenced by this certificate in the name of any Person other than the registered holder thereof; provided, however, that if box (4), (5) or
(6) is checked, the Company, Trustee or Registrar may require, prior to registering any such transfer of the Debentures, in their sole discretion, such legal opinions, certifications and other information as the Company, Trustee or Registrar has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, including but not limited to the exemption provided by Rule 144 under such Act.

                                    Your Name:
                                              ---------------------------------
                                              (exactly as your name appears
                                               on the face of this Debenture)

                                    By:
                                       ----------------------------------------
                                    Title:
                                          -------------------------------------
                                    Date:
                                         ---------------------------------------
Signature Guaranteed:

By:
   ------------------------------------
This signature shall be guaranteed by an eligible guarantor
institution (a bank or trust company having an office or
correspondent in the United States or a broker or
dealer which is a member of a registered securities
exchange or the National Association of Securities
Dealers, Inc.) with membership in an approved signature
guaranty medallion program pursuant to SEC Rule 17Ad-15.

                      OPTION OF HOLDER TO ELECT REPURCHASE

         To elect to have all or part of this Debenture repurchased by the Company pursuant to Section 4.6 of the Indenture in connection with a Change of Control Offer, state the amount you elect to have repurchased (if all, write "ALL"): $_____________________.

                                 Your Name:
                                          -------------------------------------
                                          (exactly as your name appears on the
                                          face of this Debenture)

                                 By:
                                    -------------------------------------------
                                 Title:
                                      -----------------------------------------
                                 Date:
                                      -----------------------------------------

Signature Guaranteed:

By:
   -----------------------------

This signature shall be guaranteed by an eligible guarantor institution (a bank or trust company having an office or correspondent in the United States or a broker or dealer which is a member of a registered securities exchange or the National Association of Securities
Dealers, Inc.) with membership in an approved signature guaranty medallion program pursuant to SEC Rule 17Ad-15.

                                    EXHIBIT B

                       TRANSFEREE LETTER OF REPRESENTATION

Lomak Petroleum, Inc.
c/o Keycorp Shareholder Services, Inc.
127 Public Square
15th Floor
Cleveland, Ohio 44114-1306

Dear Sirs:

         This Certificate is delivered to request a transfer of $___________ principal amount of the 6% Convertible Subordinated Debentures due 2007 (the "Debentures") of Lomak Petroleum, Inc. (the "Company").

         Upon transfer, the Debentures would be registered in the name of the new beneficial owner as follows:

         Name:
              -----------------------------------------------
         Address:
                 --------------------------------------------
         Taxpayer ID Number:
                            ---------------------------------

         The undersigned represents and warrant to you that:

         1. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the "Securities Act")) purchasing for our own account or for the account of such an institutional "accredited investor," and we are acquiring the Debentures not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial business matters as to be capable of evaluating the merits and risk of our investment in the Debentures and invest in or purchase securities similar to the Debentures in the normal course of our business. We and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

         2. We understand that the Debentures have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Debentures to offer, sell or otherwise transfer such Debentures prior to the date which is three years after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such Debentures (or any predecessor thereto) (the "Resale Restriction Termination Date") only (a) to the Company,
(b) pursuant to a registration statement which has been declared effective under the Securities Act, (c) in a transaction complying with the requirements of Rule 144A under the Securities Act, to a Person we reasonably believe is a qualified institutional buyer under Rule 144A (a "QIB") that purchases for its own account or for the account of a QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act, (e) to an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is purchasing for its own account or for the account of such an institutional "accredited investor," in each case in a minimum principal amount of Debentures of $250,000 or (f) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Debentures is proposed to be made pursuant to clause (e) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Company and the Trustee, which shall provide, among other things, that the transferee is an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act and that it is acquiring such Debentures for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Company, Trustee and Registrar reserve the right prior to any offer, sale or other transfer prior to the Resale Termination Date of the Debentures pursuant to clauses (d), (e) or (f) above to require the delivery of an opinion of counsel, certifications and/or other information satisfactory to the Company, Trustee and Registrar.

                                    TRANSFEREE:
                                               --------------------------------
                                    BY:
                                       ----------------------------------------



                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
ARTICLE 1.           DEFINITIONS AND INCORPORATION BY REFERENCE.................................................  1
         Section 1.1       Definitions..........................................................................  1
         Section 1.2       Other Definitions....................................................................  6
         Section 1.3       Incorporation by Reference of Trust Indenture Act....................................  7
         Section 1.4       Rules of Construction................................................................  7

ARTICLE 2.           THE DEBENTURES.............................................................................  8
         Section 2.1       Form and Dating......................................................................  8
         Section 2.2       Execution and Authentication......................................................... 10
         Section 2.3       Registrar, Paying Agent and Conversion Agent......................................... 10
         Section 2.4       Paying Agent to Hold Money in Trust.................................................. 11
         Section 2.5       Holder Lists......................................................................... 11
         Section 2.6       Transfer and Exchange................................................................ 12
         Section 2.7       Replacement Debentures............................................................... 18
         Section 2.8       Outstanding Debentures............................................................... 19
         Section 2.9       Treasury Debentures.................................................................. 20
         Section 2.10      Temporary Debentures................................................................. 20
         Section 2.11      Cancellation......................................................................... 21
         Section 2.12      Defaulted Interest................................................................... 21
         Section 2.13      Deposit of Moneys.................................................................... 22

ARTICLE 3.           REDEMPTION................................................................................. 22
         Section 3.1       Notices to Trustee................................................................... 22
         Section 3.2       Selection of Debentures to be Redeemed............................................... 22
         Section 3.3       Notice of Redemption................................................................. 23
         Section 3.4       Effect of Notice of Redemption; Definition of Redemption Price....................... 24
         Section 3.5       Deposit of Redemption Price.......................................................... 24
         Section 3.6       Debentures Redeemed in Part.......................................................... 24

ARTICLE 4.           COVENANTS.................................................................................. 25
         Section 4.1       Payment of Debentures................................................................ 25
         Section 4.2       Stay, Extension and Usury Laws....................................................... 25
         Section 4.3       Continued Existence.................................................................. 25
         Section 4.4       Reports.............................................................................. 26
         Section 4.5       Taxes................................................................................ 26
         Section 4.6       Change of Control.................................................................... 26
         Section 4.7       Limitation on Dividend Restrictions Affecting Subsidiaries........................... 29
         Section 4.8       Compliance Certificate............................................................... 29
         Section 4.9       Further Assurance to the Trustee..................................................... 30

ARTICLE 5.           SUCCESSORS................................................................................. 30
         Section 5.1       When Company May Merge or Sell Assets................................................ 30
         Section 5.2       Successor Substituted................................................................ 30

ARTICLE 6.           DEFAULTS AND REMEDIES...................................................................... 31
         Section 6.1       Events of Default.................................................................... 31
         Section 6.2       Acceleration......................................................................... 32
         Section 6.3       Other Remedies....................................................................... 33
         Section 6.4       Waiver of Existing and Past Defaults................................................. 33
         Section 6.5       Control by Majority.................................................................. 34
         Section 6.6       Limitation on Suits.................................................................. 34
         Section 6.7       Rights of Holders to Receive Payment................................................. 34
         Section 6.8       Collection Suit by Trustee........................................................... 35
         Section 6.9       Trustee May File Proofs of Claim..................................................... 35
         Section 6.10      Priorities........................................................................... 35
         Section 6.11      Undertaking for Costs................................................................ 36

ARTICLE 7.           TRUSTEE.................................................................................... 36
         Section 7.1       Duties of Trustee.................................................................... 36
         Section 7.2       Rights of Trustee.................................................................... 37
         Section 7.3       Individual Rights of Trustee......................................................... 38
         Section 7.4       Trustee's Disclaimer................................................................. 38
         Section 7.5       Notice of Defaults................................................................... 38
         Section 7.6       Reports by Trustee to Holders........................................................ 38
         Section 7.7       Compensation and Indemnity........................................................... 39
         Section 7.8       Replacement of Trustee............................................................... 40
         Section 7.9       Successor Trustee by Merger.......................................................... 41
         Section 7.10      Eligibility; Disqualification........................................................ 41
         Section 7.11      Preferential Collection of Claims Against Company.................................... 41

ARTICLE 8.           DISCHARGE OF INDENTURE..................................................................... 41
         Section 8.1       Termination of Company's Obligations................................................. 41
         Section 8.2       Application of Trust Money........................................................... 43
         Section 8.3       Repayment to Company................................................................. 43
         Section 8.4       Reinstatement........................................................................ 43

ARTICLE 9.           AMENDMENTS................................................................................. 44
         Section 9.1       Without Consent of Holders........................................................... 44
         Section 9.2       With Consent of Holders.............................................................. 44
         Section 9.3       Compliance with Trust Indenture Act.................................................. 46
         Section 9.4       Revocation and Effect of Consents.................................................... 46
         Section 9.5       Notation on or Exchange of Debentures................................................ 46
         Section 9.6       Trustee Protected.................................................................... 47


ARTICLE 10.          CONVERSION................................................................................. 47
         Section 10.1      Conversion Privilege................................................................. 47
         Section 10.2      Conversion Procedure................................................................. 47
         Section 10.3      Cash Payments in Lieu of Fractional Shares........................................... 48
         Section 10.4      Adjustment of Conversion Price....................................................... 49
         Section 10.5      Effect of Reclassification, Consolidation, Merger or Sale............................ 53
         Section 10.6      Taxes on Shares Issued............................................................... 54
         Section 10.7      Reservation of Shares; Shares to be Fully Paid; Compliance with

                           Government Requirements; Listing of Common Stock..................................... 54
         Section 10.8      Responsibility of Trustee Requirements............................................... 55
         Section 10.9      Notice to Holders Prior to Certain Actions........................................... 56

ARTICLE 11.          SUBORDINATION.............................................................................. 56
         Section 11.1      Agreement to Subordinate............................................................. 56
         Section 11.2      Payment Over of Proceeds Upon Dissolution, Etc....................................... 57
         Section 11.3      Prior Payment to Senior Indebtedness Upon Acceleration of

                           Debentures........................................................................... 58
         Section 11.4      No Payment When Senior Indebtedness in Default....................................... 58
         Section 11.5      Payment Permitted If No Default...................................................... 59
         Section 11.6      Subrogation to Rights of Holders of Senior Indebtedness.............................. 59
         Section 11.7      Provisions Solely to Define Relative Rights.......................................... 59
         Section 11.8      Trustee to Effectuate Subordination.................................................. 60
         Section 11.9      No Waiver of Subordination Provisions................................................ 60
         Section 11.10     Notice to Trustee.................................................................... 60
         Section 11.11     Reliance on Judicial Order or Certificate of Liquidating Agent....................... 61
         Section 11.12     Trustee Not Fiduciary for Holders of Senior Indebtedness............................. 62
         Section 11.13     Rights of Trustee as Holder of Senior Indebtedness; Preservation
                           of Trustee's Rights.................................................................. 62
         Section 11.14     Article Applicable to Paying Agents.................................................. 62
         Section 11.15     Certain Conversions Deemed Payment................................................... 62

ARTICLE 12.          MEETINGS OF HOLDERS........................................................................ 63
         Section 12.1      Action by Holders.................................................................... 63
         Section 12.2      Purposes for Which Meetings May Be Called............................................ 63
         Section 12.3      Manner of Calling Meetings........................................................... 64
         Section 12.4      Call of Meetings by the Company or Holders........................................... 64
         Section 12.5      Who May Attend and Vote at Meetings.................................................. 64
         Section 12.6      Regulations May be Made by Trustee; Conduct of the Meeting;

                           Voting Rights; Adjournment........................................................... 64
         Section 12.7      Voting at the Meeting and Record to be Kept.......................................... 65
         Section 12.8      Exercise of Rights of Trustee or Holders May Not Be Hindered
                           or Delayed by Call of Meeting........................................................ 66
         Section 12.9      Communication by Holders with Other Holders.......................................... 66



ARTICLE 13.          MISCELLANEOUS.............................................................................. 66
         Section 13.1      Trust Indenture Act Controls......................................................... 66
         Section 13.2      Notices.............................................................................. 66
         Section 13.3      Certificate and Opinion as to Conditions Precedent................................... 67
         Section 13.4      Statements Required in Certificate or Opinion of Counsel............................. 68
         Section 13.5      Rules by Trustee and Agents.......................................................... 68
         Section 13.6      Legal Holidays....................................................................... 68
         Section 13.7      No Recourse Against Others........................................................... 68
         Section 13.8      Counterparts......................................................................... 69
         Section 13.9      Governing Law........................................................................ 69
         Section 13.10     No Adverse Interpretation of Other Agreements........................................ 69
         Section 13.11     Successors........................................................................... 69
         Section 13.12     Severability......................................................................... 69
         Section 13.13     Table of Contents, Headings, Etc..................................................... 69

EXHIBITS

Exhibit A - Form of Debenture
Exhibit B - Transferee Letter of Representation

                             CROSS-REFERENCE TABLE*

                                                                      INDENTURE
  TIA SECTION                                                         SECTION
  -----------                                                         ---------
  310(a)(1)..............................................................7.10
     (a)(2)..............................................................7.10
     (a)(3)...............................................................N.A
     (a)(4)...............................................................N.A
     (a)(5)..............................................................7.10
     (b)............................................................7.8, 7.10
     (c)..................................................................N.A
  311(a).................................................................7.11
     (b).................................................................7.11
     (c)..................................................................N.A
  312(a)..................................................................2.5
     (b).................................................................12.9
     (c).................................................................12.9
  313(a)..................................................................7.6
     (b)(1)...............................................................N.A
     (b)(2)...............................................................7.6
     (c)............................................................7.6, 13.2
     (d)..................................................................7.6
  314(a).......................................................4.4, 4.8, 13.2
     (b)..................................................................N.A
     (c)(1)........................................................13.3, 13.4
     (c)(2)........................................................13.3, 13.4
     (c)(3)...............................................................N.A
     (d)..................................................................N.A
     (e).................................................................13.4
     (f)..................................................................N.A
  315(a)...............................................................7.1(b)
     (b)............................................................7.5, 13.2
     (c)...............................................................7.1(a)
     (d)...............................................................7.1(c)
     (e).................................................................6.11
  316(a)(last sentence)...................................................2.9
     (a)(1)(A)............................................................6.5
     (a)(1)(B)............................................................6.4
     (a)(2)...............................................................N.A
     (b)..................................................................6.7
     (c)............................................................9.4, 12.1
  317(a)(1)...............................................................6.8
     (a)(2)...............................................................6.9
     (b)..................................................................2.4
  318(a).................................................................13.1

--------------------

*This Cross-Reference Table shall not, for any purpose, be deemed a part of this Indenture.
